Exhibit 10.1

SECURED SUPER-PRIORITY POST-PETITION CREDIT AGREEMENT

dated as of August 1, 2017

among

CAPITOL STATION 65, LLC

as Debtor,

and

SIM T9 INVESTORS, LLC

as Lender.

ANNEXES

ANNEX A DEFINITIONS

ANNEX B CLOSING CHECKLIST

ANNEX C REPORTING

ANNEX D NOTICE ADDRESSES

ANNEX E RELEASE PRICE SCHEDULE

SCHEDULES

SCHEDULE 1.3 BUDGET

SCHEDULE 3.3 INSURANCE POLICIES

SCHEDULE 3.5 EXISTING INDEBTEDNESS

EXHIBITS

EXHIBIT A FORM OF PROPOSED FINANCING ORDER

EXHIBIT B FORM OF DEED OF TRUST AND ASSIGNMENT OF RENTS IN FAVOR OF LENDER

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This SECURED SUPER-PRIORITY POST-PETITION CREDIT AGREEMENT (this “Agreement” or “Loan Agreement”), dated as of August 1, 2017 among Capitol Station 65, LLC (the “Debtor” or “Borrower”), currently pending in the United States Bankruptcy Court for the Eastern District of California, Sacramento Division (the “Bankruptcy Court”), Case No. 17-23627 (the “Bankruptcy Case”) and SIM T9 Investors, LLC (the “Lender”).

RECITALS

WHEREAS, on May 30, 2017, the Debtor filed the Bankruptcy Case.

WHEREAS, the Bankruptcy Court has not yet entered an Order. However, the Debtor has told the U.S. Trustee’s Office that it has requested that the Lender provide a secured super-priority post-petition revolving credit facility in the amount of Ten Million Dollars ($10,000,000);

WHEREAS, the Lender is willing to make available to the Debtor such post-petition loans upon the terms and subject to the conditions set forth herein;

WHEREAS, the Debtor has agreed to secure the obligations to the Lender hereunder with, inter alia, security interests in, and liens on, substantially all of the Debtor’s property and assets, whether real or personal, tangible or intangible, now existing or hereafter acquired or arising (the “Collateral”), all as more fully provided herein; and

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them herein and in Annex A. All annexes, schedules, exhibits and other attachments) hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.        AMOUNT AND TERMS OF CREDIT

1.1       Credit Facility.

(i)            Revolving Credit Facility.

(i)        Subject to the terms and conditions hereof, the Lender agrees to make available to the Debtor upon entry of the Financing Order, in substantially the form attached hereto as Exhibit A, the sum of Ten Million Dollars ($10,000,000), in one or more draws each in a minimum amount of Five Hundred Thousand Dollars ($500,000) upon not less than seven (7) days’ notice to Lender; provided that the aggregate disbursements under this Agreement shall not exceed $10,000,000 (the “Loan,” as further defined in Appendix A hereof), unless otherwise agreed to between the Debtor and the Lender and subject to court approval in the Bankruptcy Case. Lender also agrees that upon entry of any interim Financing Order (in a form acceptable to Lender), to make available to the Debtor such sums as approved by the Bankruptcy Court in any such interim Finance Order.

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(ii)       The entire unpaid disbursed balance of the Loan and all other non-contingent obligations shall be immediately due and payable in full in immediately available funds on the Maturity Date, which is defined in section 6.1 hereof.

1.2       Prepayments.

(i)        Voluntary Repayment. The Debtor may at any time without premium or penalty repay the Loan.

(ii)       Mandatory Prepayments. Immediately upon receipt by the Debtor of any insurance or condemnation proceeds or cash proceeds of any asset disposition, the Debtor shall prepay the Loan in an amount equal to not less than the applicable partial release payments as described in Section 9.16 below, to be applied to the Loan.

(iii)       Application of Certain Mandatory Prepayments. Any prepayments made by the Debtor shall be applied as follows: first, to any Fees and reimbursable expenses of Lender then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Loan; and third, to the principal balance of Loan outstanding until the same has been paid in full.

1.3       Use of Proceeds. The Debtor will not directly or indirectly use the proceeds of the Loan for any purpose other than those set forth in the Schedule 1.3 (the “Budget”) or to satisfy pre-bankruptcy real property taxes owing to local governmental authorities.

1.4       Interest.

(i)        The Debtor shall pay interest to Lender on the outstanding amount of the Loan, in arrears on the Maturity Date (defined in section 6.1 hereof), at ten percentage points (10%), per annum.

(ii)       If any payment on any Loan becomes due and payable on a day other than a business day, the maturity thereof will be extended to the next succeeding business day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(iii)       All computations of interest shall be made by Lender on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest is payable.

(iv)      So long as an Event of Default (as defined in Section 7.1) has occurred and is continuing under Section 7.1 and at the election of Lender, confirmed by written notice from Lender to the Debtor, the interest rates applicable to the Loan shall be increased by four percentage points (4%) per annum above the rates of interest otherwise applicable hereunder (the “Default Rate”), and all outstanding obligations under the Loan shall bear interest at the Default Rate applicable to such outstanding obligations. Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

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1.5       Application and Allocation of Payments. Payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Lender’s expenses reimbursable hereunder; (2) to interest on the Loan; (3) to principal payments; and (4) to all other obligations, including expenses of Lender to the extent reimbursable under Section 9.3.

1.6       Indemnity. The Debtor shall indemnify and hold harmless Lender and its affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities, violations of state/local rules/statues (including habitability) and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents; provided, that the Debtor shall not be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

2.        CONDITIONS PRECEDENT

2.1       Conditions to the Loan. The Lender shall not be obligated to make any Loan, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Lender, or waived in writing by Lender:

(i)        Credit Agreement. This Agreement or counterparts hereof shall have been duly executed by, and delivered to all parties hereto; and Lender shall have received such other documents and instruments, contemplated by this Agreement including all those listed in the Closing Checklist attached hereto as Annex B, each in form and substance reasonably satisfactory to Lender; and the Deed of Trust and Assignment of Rents in favor of Lender shall have been recorded with the Sacramento County Recorder and the Security Agreements and Financing Statements in form satisfactory to Lender shall have been duly filed.

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(ii)       Orders. The entry by the Bankruptcy Court of the Financing Order, substantially in the form attached hereto as Exhibit A (or any interim Financing Order in a form acceptable to Lender), and, if such order is the subject of any pending appeal, no performance of any obligation of any party hereto shall have been stayed pending such appeal.

3.        REPRESENTATIONS AND WARRANTIES

To induce Lender to make the Loan, the Debtor makes the following representations and warranties to Lender, each and all of which shall survive the execution and delivery of this Agreement.

3.1       Authority and Ownership. The Debtor, subject to entry the Financing Order (or any interim Financing Order that may be entered by the Court), has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise bind the Debtor and encumber the property of the estate in the Bankruptcy Case pursuant to the terms of this Agreement and the Debtor owns the Collateral.

3.2       Government Regulation. The Debtor is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder.

3.3       Insurance. Schedule (3.3) lists all insurance policies of any nature known to the Debtor for current occurrences by the Debtor.

3.4       Secured, Super Priority Obligations.

(i)        Subject to entry of the Financing Order (or any interim financing order), and disbursements of loan proceeds pursuant to the Financing Order (or interim Financing Order), the provisions of the Loan Agreement and the Orders are effective to create in favor of the Lender, a legal, valid and perfected Lien on all assets of the Debtor senior to all existing encumbrances on such assets other than real property taxes owing to Sacramento County up to the amount of $315,544.61, and a legal, valid and perfected security interest in all right, title and interest in the Collateral senior to all existing encumbrances on the Collateral other than real property taxes owing to Sacramento County up to the amount of $315,544.61, up to the amount disbursed by Lender. The amounts disbursed under the Financing Order, attached as Exhibit A, or any interim Financing Order are referred to herein collectively as the “Super-Priority Indebtedness.”

(ii)       Subject to the Carve-Out, the Super-Priority Indebtedness shall have the status of an expense of administration under 11 U.S.C. §§ 503(b)(1) and 363(e), which shall have the priority of § 507(b), senior to all other expenses of administration under § 507(a)(1) and pursuant to 11 U.S.C. § 364(c)(1).

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3.5 Prepetition Secured Indebtedness. To the best of the Debtor’s knowledge, the prepetition secured indebtedness is listed accurately and fully on Schedule 3.5 attached hereto.

4.        AFFIRMATIVE COVENANTS

The Debtor agrees that from and after the date hereof and until the Maturity Date (defined in section 6.1 hereof):

4.1       Payment of Charges.

(i)        Except as non-payment is permitted or payment is prohibited by the Bankruptcy Code or the Bankruptcy Court or subject to Section 4.1(ii), the Debtor shall pay and discharge or cause to be paid and discharged promptly all Charges payable by the bankruptcy estate, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due, except in the case of clauses (ii) and (iii) where the failure to pay or discharge such Charges would not result in a material breach of this Agreement, as determined in good faith by the Lender.

(ii)       The Debtor may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, taxes or claims described in Section 4.1(i); provided, that (i) adequate reserves with respect to such contest are maintained on its books; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Loans and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) it shall promptly pay or discharge such contested Charges, taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence reasonably acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to the Debtor or the conditions set forth in this Section 4.1(ii) are no longer met and (v) Lender has not advised the Debtor in writing that Lender reasonably believes that nonpayment or nondischarge thereof could have or result in a material breach in the Lender’s good faith judgment.

4.2       Books and Records. The Debtor shall keep adequate books and records with respect to the Debtor’s business activities in which proper entries, reflecting all financial transactions.

4.3       Insurance. The Debtor shall, at the sole cost and expense of the estate, maintain the policies of insurance described on Schedule (3.3) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Lender. The Debtor shall deliver to Lender, in form and substance reasonably satisfactory to Lender, endorsements to (i) all “All Risk” and business interruption insurance and (ii) all general liability and other liability policies.

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4.4       Reporting. The Debtor shall timely deliver to the Lender all items set forth on Annex C.

4.5       Bankruptcy Court. The Lender and the Lender’s counsel shall receive all material pleadings, motions and other documents filed on behalf of the Debtor with the Bankruptcy Court.

4.6       Further Assurances. The Debtor, at the expense of the bankruptcy estate and upon the reasonable request of Lender, will duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of this Agreement.

5.        NEGATIVE COVENANTS

The Debtor agrees that from and after the date hereof and until the Maturity Date (defined in section 6.1 hereof):

5.1       Indebtedness. The Debtor shall not create, incur, assume or permit to exist any Indebtedness (defined in Annex A), except (i) Indebtedness outstanding on the date of disbursement and described on Schedule 3.5, (ii) the Loan, and (iii) any Indebtedness that pays in full the Loan. The Debtor shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity.

5.2       Liens. The Debtor shall not create, incur, assume or permit to exist any Lien (defined in Annex A) on or with respect to any property of the estate (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Schedule 3.5 securing the Indebtedness described on Schedule 3.5, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; and (c) Liens arising from loans that pay off all Indebtedness outstanding under this Loan Agreement.

5.3       Hazardous Materials. The Debtor shall not cause or permit a release of any Hazardous Material on, at, in, under, above, to, from or about any of the real property of the Debtor (the “Real Property”) where such release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to constitute a material breach of this agreement.

5.4       Chapter 11 Claims. The Debtor shall not incur, create, assume, suffer to exist or permit any administrative expense, unsecured claim, or other super-priority claim or lien that is pari passu with or senior to the claims of the Lender against the bankruptcy estate, or apply to the Bankruptcy Court for authority to do so, except as expressly provided in this Agreement.

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5.5       The Orders. The Debtor shall not make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to the Financing Order without the prior written consent of the Lender.

6.        TERM

Maturity. Unless terminated sooner by reason of acceleration or otherwise, payment of the Loan shall be due upon the financing arrangements contemplated hereby shall be in effect until the earlier of (i) twelve months from the date of entry of the Financing Order, (ii) or such earlier date (the “Termination Date”) upon which repayment is required due to the occurrence of an Event of Default (as defined below) (the “Maturity Date”). If there has been no Event of Default under the Loan at any time since loan commencement (including, without limitation, failure to pay any fees due under the Loan), then upon request made by Debtor to Lender not less than forty-five (45) days prior to the Maturity Date the Lender shall extend the term of the Loan, and the Maturity Date, for an additional twelve (12) months conditioned upon Lender receiving such evidence of the continued effect of Debtor’s representations and warranties made to Lender, without material exception.

6.1       Survival of Obligations. Except as otherwise expressly provided for in this Agreement, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Debtor or the rights of Lender relating to any unpaid portion of the Loan, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Maturity Date. Except as otherwise expressly provided herein, all undertakings, agreements, covenants, warranties and representations of or binding upon the Debtor , and all rights of Lender shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Maturity Date and the repayment in full of the Loan; provided, that the provisions of Section 9, the payment obligations contained herein, and the indemnities contained in this Agreement shall survive the Maturity Date.

7.        EVENTS OF DEFAULT; RIGHTS AND REMEDIES

7.1       Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefore) shall constitute an “Event of Default” hereunder:

(i)        The Debtor fails to make any payment of principal of, or interest on, or Fees owing in respect of the Loan when due and payable.

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(ii)       The Debtor fails or neglects to perform, keep or observe any of the provisions of Sections 1.3 or 5.

(iii)      Any representation or warranty herein or in any written statement, report, financial statement or certificate made or delivered to Lender is untrue or incorrect in any material respect as of the date when made or deemed made.

(iv)      The Loan Agreement and the Financing Order (or any interim Financing Order) shall, for any reason, cease to create a valid Lien on the Collateral purported to be covered thereby or such Lien shall cease to be a perfected Lien having the priority provided herein pursuant to Section 364 of the Bankruptcy Code or the Debtor shall so allege in any pleading filed in any court shall, for any reason, cease to be valid and binding.

(v)       Failure on the part of the Debtor to observe or perform duly in any material respect any other covenants or agreements on the part of the Debtor in this Agreement that continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Debtor by Lender (in accordance with Section 9.9 below); provided, however, that if the same is reasonably capable of being cured within 90 days, but cannot be reasonably cured within 30 days, the Debtor may cure such event of default by commencing in good faith to cure the default promptly after its receipt of such written notice and prosecuting the cure of such default to completion with diligence and continuity within a reasonable time thereafter, but in no event later than 90 days after its receipt of such written notice.

(vi)      Any material non-compliance by the Debtor with any of the terms or provisions of the Financing Order or any interim Financing Order, including, without limitation, failure to comply with the Budget;

(vii)     Entry of an order by the Bankruptcy Court converting the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code or dismissing the Bankruptcy Case.

(viii)    Application by the Debtor to the Bankruptcy Court or any other court of competent jurisdiction for an order authorizing the granting of any liens or claims senior to the Lender’s Lien and the Super Priority Indebtedness.

(ix)       Filing by the Debtor of any plan or reorganization other than one incorporating the terms and conditions of this Agreement in their entirety and providing for payment in full of all obligations.

(x)       The Orders are amended, stayed, vacated, or modified.

(xi)       Filing of any challenge by the Debtor to the validity, priority, or extent of any Liens in favor of the Lender.

(xii)     Any person holding a lien on the Collateral is granted relief from the automatic stay.

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7.2      Remedies.

(i)        If any Event of Default has occurred and is continuing, Lender may increase the rate of interest applicable to the Loan to the Default Rate.

(ii)        Subject to the Bankruptcy Court’s order, if any Event of Default has occurred and is continuing, Lender may: declare all or any portion of the Loan to be forthwith due and payable or exercise any rights and remedies provided to Lender under this Agreement or at law or equity, including all remedies provided under the Bankruptcy Code.

8.        SUCCESSORS AND ASSIGNS

8.1        Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the Debtor and Lender and their respective successors and assigns (including, in the case of Debtor, the reorganized debtor), except as otherwise provided herein or therein. The Debtor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by the Debtor without the prior express written consent of Lender shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Debtor and Lender with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

9.        MISCELLANEOUS

9.1       Complete Agreement; Modification of Agreement. This Agreement constitutes the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 9.2.

9.2       Amendments and Waivers. Except for actions expressly permitted to be taken by Lender no amendment, modification, termination or waiver of any provision of this Agreement, or any consent to any departure by Debtor therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Debtor.

9.3       Fees and Expenses.

(i)        Closing Fee. Subject to entry of the Financing Order attached hereto as Annex A authorizing the Debtor to borrow up to the full amount of the Loan, upon Loan Maturity, and as a condition of Lender’s release of its security interests, Debtor shall pay Lender a Basic Loan Fee of Four Hundred Thousand Dollars ($400,000) unless the Maturity Date has been extended pursuant to the terms of Section 6.1 of this Agreement in which event the Basic Loan Fee shall be Five Hundred Fifty Thousand Dollars ($550,000). In the event that the Bankruptcy Court authorizes the Debtor to borrow under the terms of this Agreement on an interim basis, but thereafter denies the Debtor’s request to borrow up to the full amount of the Loan, the Closing Fee shall equal the amount borrowed by the Debtor multiplied by four (4%) percent.

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(ii)       Cancellation Fee. Promptly after execution of this Agreement, the Debtor shall file a motion asking the Bankruptcy Court to enter the Financing Order and approve the financing contemplated by this Agreement and make good faith efforts to obtain the Bankruptcy Court’s approval (“364 Motion”). The Debtor shall pay a fee of One Hundred Thousand ($100,000.00) Dollars to Lender in the event that: (a) the Debtor withdraws the 364 Motion before the Bankruptcy Court rules on the 364 Motion, or (b) the Debtor seeks approval from the Bankruptcy Court for debtor-in-possession financing from an alternate lender before the Bankruptcy Court rules on the 364 Motion. Payment of a cancellation fee shall not be required, however, in the event that the Debtor files the 364 Motion and makes good faith efforts to obtain the Bankruptcy Court’s approval, but the Bankruptcy Court does not grant said motion for a reason other than: (a) the Debtor seeks approval from the Bankruptcy Court for debtor-in-possession financing from an alternate lender, (b) the Debtor withdraws its motion seeking approval this Agreement, or (c) the Debtor and Lender agree to modify the terms of this Agreement in order to obtain the Bankruptcy Court’s approval of the 364 Motion.

9.4       Reimbursement of Lender Expenses. The Debtor on behalf of the bankruptcy estate shall reimburse Lender for all reasonable fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) incurred in connection with the review of Debtor’s Collateral and the negotiation, and preparation of the Loan documents and such expenses for filing and/or recordation of documents related to the Loan (including the issuance of title insurance) and such other fees and expenses incurred in connection with:

(A)        any amendment, modification or waiver of, consent with respect to, or termination of, the Loan Agreement;

(B)        any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, the Debtor or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Debtor or Lender or any other Person that may be obligated to Lender by virtue of this Agreement; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loan during the pendency of one or more Events of Default;

(C)        any attempt to enforce any remedies of Lender under this Agreement, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loan during the pendency of one or more Events of Default;

(D)        efforts to (i) monitor the Loan or any of the other obligations, (ii) evaluate, observe or assess the Debtor or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

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including, as to each of clauses (A) through (D) above, all reasonable attorneys’ and other professional fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 9.4.

Lender shall provide documentation of such fees and expenses to Debtor, and the Debtor shall have ten (10) business days after receipt of said documentation to dispute the reasonableness or propriety of the claimed fees and expenses (“Review Period”). Any dispute between the Debtor and Lender concerning the reasonableness or propriety of the fees and costs will be determined by the Bankruptcy Court. The Debtor shall reimburse Lender for its fees and costs promptly after expiration of the Review Period unless an objection is timely made. If an objection is timely made, the Debtor shall reimburse Lender the amount determined by the Bankruptcy Court to be properly due to Lender under this paragraph.

(ii)       Notwithstanding Section 9.3(i), Lender shall pay costs of compensation required by any broker it retains to negotiate the Indebtedness.

9.5       No Waiver.

Lender’s failure, at any time or times, to require strict performance by the Debtor of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 9.2, none of the undertakings, agreements, warranties, covenants and representations of Debtor contained in this Agreement and no Event of Default by the Debtor shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Lender and directed to the Debtor specifying such suspension or waiver.

9.6       Remedies. Lender’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Lender may have, by operation of law or otherwise. Recourse to the Collateral shall not be required.

9.7       Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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9.8       Governing Law. Except as otherwise expressly provided in this agreement, in all respects, including all matters of construction, validity and performance, this agreement and the obligations shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in that state and any applicable laws of the United States of America. The Debtor and the Lender hereby consent and agree that the Bankruptcy Court shall have exclusive jurisdiction to hear and determine any claims or disputes pertaining to this agreement or to any matter arising out of or relating to this agreement.

9.9       Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) business days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 9.8); (c) one (1) business day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex D or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than the Debtor or Lender) designated in Annex D to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

9.10     Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

9.11     Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

9.12     Reinstatement. This Agreement shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Loan, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Loan, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Loan shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9.13     Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement.

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9.14     No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

9.15     Option to Convert to Post-Confirmation Financing. The Debtor shall be permitted to incorporate this Agreement into any Chapter 11 plan it may propose so long as such plan does not alter or affect any of the terms and conditions of this Agreement or any rights granted to Lender under the Financing Order. In the event the Debtor does so, notwithstanding Bankruptcy Code section 1129(a), the Debtor shall not be required to repay the Loan in full on the effective date of its confirmed plan of reorganization if such effective date occurs prior to the Maturity Date.

9.16     Partial Release. ANNEX E of this Agreement sets forth allocated prices per parcel of the Real Property based upon an appraisal prepared in March 2016. So long as Debtor is not in default, Lender upon Debtor’s request shall instruct the trustee under the deed of trust in favor of Lender to release one or more designated parcels upon payment to Lender of an amount equal to the Release Price Ratio reflected in ANNEX E for the parcel(s) sold multiplied by the then outstanding amount of the Loan. For example, only, if Debtor designated that Parcel 4 was to be released at a time when the Loan balance was $5,000,000, then the release price would be $323,500.00 (6.47% x $5,000,000 = $323,500.00). If the Debtor thereafter sold Parcel 13 at a time when the Loan balance was $7,500,000, then the release price would be $804,272.51 (10.72% x $7,500,000 = $804,272.51). In the event all parcels are sold prior to the Maturity Date, the release price for the last parcel shall equal all outstanding amounts then due under the Loan.

Upon sale of each parcel, the Loan available to be drawn upon by Debtor shall be permanently reduced by the Release Price Ratio reflected in ANNEX E for the parcel(s) sold multiplied by $10,000,000. Again, for example only, if the Debtor sold Parcel 4, the Loan commitment would be correspondingly be reduced by $646,651.27 (6.47% x $10,000,000 = $646,651.27). If the Debtor then sold Parcel 13, the Loan commitment would be reduced by an additional $1,072,363.36 (10.72% x $10,000,000 = $1,072,363.36).

[Remainder of page intentionally left blank.]

15

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWER:

Capitol Station 65, LLC, a California limited liability company

By: Capitol Station Member, LLC, a Delaware limited liability company, its Manager

By: Capitol Station Holdings, LLC, a California limited liability company, its Manager

By: Township Nine Owner, LLC, a Delaware limited liability company, its Member

By: First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership, its Manager

By: First Capital Real Estate Trust, Incorporated, a Maryland corporation, its General Partner

By:	/s/ Suneet Singal
Name:	Suneet Singal
Title:	Chief Executive Officer, Treasurer, Secretary and Chairman of the Board of Directors of First Capital Real Estate Trust Incorporated

LENDER:

SIM T9 INVESTORS, LLC

as Lender

By:	Serene Investment Management, LLC, Its Managing Member

By:	/s/ Adam Phillips
Name:	Adam Phillips
Title:	Managing Member of Serene Investment Management, LLC

16

ANNEX A

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in this Loan Agreement shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“Avoidance Actions” means any and all claims arising under section 549 of the Bankruptcy Code.

“Carve-Out” means: (i) all fees required to be paid to the clerk of the Bankruptcy Court, any agent thereof and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate; (ii) fees and expenses incurred by a trustee under section 726(b) of the Bankruptcy Code in an amount not to exceed $50,000; (iii) to the extent allowed by the Bankruptcy Court, all claims for unpaid fees, costs and expenses (the “Professional Fees”) incurred by persons or firms retained by the Borrower or any official committee of unsecured creditors that may be appointed in the Debtors Cases (the “UCC”) whose retention is approved by the Bankruptcy Court pursuant to sections 327, 328 and 1103 of the Bankruptcy Code (collectively, the “Professional Persons”) that are: (A) based upon services rendered at any time prior to the occurrence of an Event of Default unless such Event of Default is waived or cured as provided in the DIP Loan Agreement, or (B) after the occurrence and during the continuation of an Event of Default, if any, in an aggregate amount not to exceed $200,000. As long as no Event of Default shall have occurred and be continuing, the Borrower shall be permitted to pay all fees, expenses, compensation and reimbursement of expenses allowed and payable, including under any order entered in the Cases establishing procedures for interim monthly compensation and reimbursement of Professional Fees, or sections 330 and 331 of the Bankruptcy Code, as the same may be due and payable, and the same shall not reduce the Carve-Out. In the event the Carve-Out is reduced by any amount during an Event of Default, upon the effectiveness of a cure of such Event of Default, the Carve Out shall be increased by such amount. Nothing herein shall be construed to impair the ability of any party to object to the fees, expenses, reimbursement or compensation described in clauses (i), (ii) or (iii) above, on any grounds.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral or (b) the obligations.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex B.

A-1

“Collateral” means all property of this bankruptcy estate, real or personal, tangible or intangible, and Avoidance Actions now existing or hereafter acquired, and all proceeds therefrom; provided, however, that claims arising under sections 544, 545, 547, 548 of the Bankruptcy Code and under similar state laws are excepted from the Lender’s Collateral and do not secure the Loan.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any governmental authority under any Environmental Laws.

A-2

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property and (b) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the obligations.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code, as defined herein in Appendix A or comparable law of any jurisdiction)

“Loan” means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Debtor on behalf of the Debtor to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, or other instrument, arising under the Agreement.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 4.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Debtor is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business; (e) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Debtor is a party; (f) zoning restrictions, easements, licenses, or other restrictions on the use of the Real Property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Property; (g) presently existing or hereafter created Liens in favor of Lender; and (h) subject to entry of the Orders, presently existing or hereafter created Liens in favor of the prepetition lender, which Liens are subordinate to the Liens in favor of the Lender.

A-3

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Agreement) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in the Agreement refers to the knowledge (or an analogous phrase) of the Debtor , such words are intended to signify that he or it has actual knowledge or awareness of a particular fact or circumstance or, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

A-4

ANNEX B

to

CREDIT AGREEMENT

CLOSING CHECKLIST.

In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, the following items must be received by Lender in form and substance satisfactory to Lender on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement), unless such requirement is waived in writing by the Lender:

A.       Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.        .

B.        Insurance. Satisfactory evidence that the insurance policies required by Section 4.3 are in full force and effect and delivery of such endorsements described therein.

C.        Title Insurance. At the expense of the Debtor, an ALTA loan title insurance policy issued by [TITLE COMPANY] to the Lender, having a liability in the amount of the Loan, and insuring, as of the time and date that the Deed of Trust is recorded that fee title to the Real Estate is vested in the Debtor and that the lien of the Deed of Trust is a valid first priority Lien on the Real Estate, subject only to those Liens and exceptions as permitted herein and the Bankruptcy Court Order and containing such endorsements as Lender shall reasonably require.

D.        Authority. The Order of the Bankruptcy Court and of the U.S. Trustee’s duly appointing assigned Case No. 17-23630.

B-1

ANNEX C

to

CREDIT AGREEMENT

REPORTING

The Debtor shall deliver or cause to be delivered to Lender, as indicated, the following:

(a)       Default Notices. To Lender, as soon as practicable, and in any event within five (5) Business Days after the Debtor has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(b)       Insurance Notices. To Lender, disclosure of losses or casualties received by the Debtor from the Debtor’s insurers.

(c)       Other Documents. To Lender, such other financial and other information respecting Debtor’s business or financial condition as Lender shall from time to time reasonably request.

C-1

ANNEX D

CREDIT AGREEMENT

NOTICE ADDRESSES

If to Lender:

Serene Investment Management, LLC

c/o 366 Development, LLC

Attn: Adam Phillips

3065 Rosecrans Place, Suite 205

San Diego, California 92110

(Tel.) 619-955-5777

Email: adam.phillips@366development.com

With copy to:

Randy Michelson

Michelson Law Group

220 Montgomery Street, Suite 2100

San Francisco, CA 94104

(Tel.) 415-512-8600

Email: randy.michelson@michelsonlawgroup.com

If to Debtor:

Capitol Station 65, LLC

c/o First Capital Real Estate Trust, Inc.

Attn: Suneet Singal

60 Broad Street, 34th Floor

New York, NY 10004

(Tel.) 212-388-6800

Email: s@firstcapitalre.com

With copy to:

Greg Nuti/Kevin W. Coleman

Nuti Hart LLP

411 30th Street, Suite 408

Oakland, CA 94609

(Tel.) 510 506-7153

Email: gnuti@nutihart.com

 kcoleman@nutihart.com

D-1

ANNEX E

to

CREDIT AGREEMENT

RELEASE PRICE SCHEDULE

TMParcel No	Lot Size (Net Developable Acres)	Appraised Value	Release Price Ratio
1	5.08	$12,590,000	19.38%
3A	0.94	$2,589,052	3.99%
3B	1.38	$3,800,948	5.85%
4	1.14	$4,200,000	6.47%
5A	1.02	$3,230,000	4.97%
5B	2.13	$2,425,000	3.73%
6A	1.09	$1,861,536	2.87%
6B	1.4	$2,390,964	3.68%
7A	1.06	$1,135,149	1.75%
7B	0.95	$1,017,351	1.57%
8A	0.84	$1,008,000	1.55%
8B	0.82	$984,000	1.52%
10A	0.86	$2,243,093	3.45%
10B	1.18	$3,069,907	4.73%
12A	0.85	$1,301,235	2.00%
12B	0.79	$1,206,765	1.86%
13	2.44	$6,965,000	10.72%
14	1.94	$4,750,000	7.31%
15A	0.51	$481,800	0.74%
15B	0.49	$462,906	0.71%
15C	0.7	$661,294	1.02%
16A	0.55	$608,418	0.94%
16B	0.49	$542,045	0.83%
16C	0.73	$807,537	1.24%
17	2.24	$4,618,000	7.11%

	31.62	$64,950,000.00	100%

E-1

Schedule 1.3

to

CREDIT AGREEMENT

BUDGET

[omitted from service copy, see Exh. C to Motion]

1

Schedule 3.3

to

CREDIT AGREEMENT

INSURANCE POLICIES

Type of Coverage	Carrier	Policy No.	Exp. Date

Casualty/Property Replacement	Great American Insurance Co.	MAC E215869 00 00	3/1/2018

General Liability	Associated Industries Insurance Co.	AES1044535 00	1/25/2018

Excess Liability	Aspen American Insurance Co.	CX0057517	1/25/2018

Worker’s Compensation	N/A

Disability	N/A

2

Schedule 3.5

to

CREDIT AGREEMENT

EXISTING LIENS

Lienholder	Indebtedness (approx. as of 5/30/2017

Sacramento County, the City of Sacramento, the American River Flood Control District, and/or the Richards Boulevard Assessment District for general and/or special tax assessments on the Township Nine parcels[1]	$315,000.00

Township Nine Avenue, LLC (assignee of COPIA Lending, LLC)	$43,739,412.00 (amount disputed)

The Growing Company, Inc.	$20,349.00

Teichert Construction	$228,462.38

Studebaker Brown Elec., Inc.	$33,343.41

[1]	The APNs and street addresses for the relevant parcels comprising Township Nine are: 001-0020-056/601 Vine Street; 001-0020-057/649 Vine Street; 001-0020-058/640 Vine Street; 001-0020-060/601 Township 9 Ave.; 001-0020-061/641 Township 9 Ave.; 001-0020-062/629 Richards Blvd; 001-0020-063/503 Riverine Wy; 001-0020-064/611 Riverine Wy; 001-0020-066/424 N. 5th St.; 001-0020-067/819 N. 7th St.

3

EXHIBIT A

to

CREDIT AGREEMENT

FINANCING ORDER

[omitted from service copy, see Exh. A to Motion]

4

EXHIBIT B

to

CREDIT AGREEMENT

DEED OF TRUST

[begins on next page]

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Recording Requested By

And When Recorded Mail To:

SERENE INVESTMENT MANAGEMENT, LLC

c/o 366 Development LLC

3065 Rosecrans Place, Suite 205

San Diego, California 92110

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF RENTS AND LEASES

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF RENTS AND LEASES (this “Deed of Trust”) is made and given as of August ____2017, by CAPITOL STATION 65, a California limited liability company, as (“Trustor”), having its principal place of business at 2355 Gold Meadow Way, Ste. 160, Gold River, California 95670-4443, to FIDELITY NATIONAL TITLE COMPANY, (the “Trustee”), having an address at 601 California Street, Suite 1501, San Francisco, California 94108 (Attention Rita Lin) , for the benefit of SERENE INVESTMENT MANAGEMENT, LLC, a California limited liability company (“Beneficiary”), having its principal place of business at 3065 Rosecrans Place, Suite 205, San Diego, California 92110

I.           GRANTS AND OBLIGATIONS SECURED

A.         Grants.

1.01         LAND. Trustor hereby irrevocably grants, transfers and assigns to Trustee, in trust, with power of sale and right of entry and possession, all right, title and interest of Trustor, now owned or hereafter acquired, in and to that certain real property situated in the City of Sacramento, County of Sacramento, State of California and more particularly described on Exhibit A attached hereto and incorporated herein by reference (the “Land”), together with all right, title and interest of Trustor in and to:

(a)       Improvements. All buildings and other improvements now or hereafter located on the Land, all water and water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant), pumps and pumping stations used in connection therewith and all shares of stock evidencing the same, all machinery, equipment, appliances, furnishings, inventory, fixtures and other property used or usable in connection with the Land and the improvements thereon, including, but not limited to, all storage tanks and pipelines, all gas, electric, heating, cooling, air conditioning, refrigeration and plumbing fixtures and equipment, which have been or may hereafter be attached or affixed in any manner to any building now or hereafter located on the Land (the “Improvements”);

(b)       Rights of Way. All the rights, rights of way, easements, licenses, profits, privileges, tenements, hereditaments and appurtenances, now or hereafter in any way appertaining and belonging to or used in connection with the Land and/or the Improvements, and any part thereof or as a means of access thereto, including, but not limited to, any claim at law or in equity, and any after acquired title and reversion in or to each and every part of all streets, roads, highways and alleys adjacent to and adjoining the same;

6

(c)       Income. All rentals, earnings, income, deposits, security deposits, receipts, royalties, revenues, issues and profits which, after the date hereof, and while any portion of the indebtedness and obligations secured hereby remain outstanding, may accrue from the Land and/or the Improvements and any part thereof, subject to a license in favor of Trustor to collect and use the same prior to an Event of Default (as defined below) as provided herein;

(d)       Leasehold Estates. All leasehold estates and all leases and subleases covering the Land and/or the Improvements or any portion thereof or interest therein now or hereafter existing or entered into; and

(e)       Deposits. All deposits made with or other security given to utility companies by Trustor with respect to the Land and/or the Improvements, and all advance payments of insurance premiums made by Trustor with respect thereto and claims or demands relating to insurance.

  Any of the foregoing arising or acquired by Trustor on and after the date hereof, including without limitation the property described in subparagraphs (a), (b), (c), (d) and (e) of this Paragraph 1.01 are collectively defined hereinafter as the “Property.”

1.02        COLLATERAL. Trustor hereby grants a security interest to Beneficiary in all of Trustor’s right, title and interest in and to the Property (to the extent such Property is deemed to be personal property under the Uniform Commercial Code from time to time in effect in the State of California) and the following described property and any and all products and proceeds thereof, now owned or hereafter acquired by Trustor (sometimes all of such being collectively referred to herein as the “Collateral”), and this Deed of Trust shall accordingly constitute a security agreement as defined in the California Uniform Commercial Code:

(a)       Tangible Property. All existing and future goods and tangible personal property located on the Property or wherever located and used or usable in connection with the use, operation or occupancy of the Property or in construction of the Improvements, including, but not limited to, all appliances, furniture and furnishings, fittings, inventory, materials, supplies, equipment and fixtures, and all building material, supplies, and equipment now or hereafter delivered to the Property and installed or used or intended to be installed or used therein whether stored on the Property or elsewhere; and all renewals or replacements thereof or articles in substitution thereof;

(b)       General Intangibles. All general intangibles relating to design, development, operation, management and use of the Property or construction of the Improvements, including, but not limited to: (i) all names under which or by which the Property or the Improvements may at any time be operated or known, all rights to carry on business under any such names or any variant thereof, and all goodwill in any way relating to the Property; (ii) all permits, licenses, authorizations, variances, land use entitlements, approvals and consents issued or obtained in connection with the construction of the Improvements; (iii) all permits, licenses, approvals, consents, authorizations, franchises and agreements issued or obtained in connection with the use, occupancy or operation of the Property; (iv) all materials prepared for filing or filed with any governmental agency in connection with the Property or the Improvements; (v) all rights under any contract in connection with the development, design, use, operation, management and construction of the Property; and (vi) all payment intangibles;

7

(c)       Contracts. All construction, service, engineering, consulting, architectural and other similar contracts of any nature (including, without limitation, those of any general contractors, subcontractors and materialmen), as such may be modified, amended or supplemented from time to time, concerning the design, construction, management, operation, occupancy, use, and/or disposition of any portion of or all of the Property;

(d)       Leases. All leases for space in the Improvements to the extent such leases are deemed to be personal property;

(e)       Plans and Reports. All architectural drawings, plans, specifications, soil tests and reports, feasibility studies, appraisals, engineering reports and similar materials relating to any portion of or all of the Property;

(f)        Sureties. All payment and performance bonds or guarantees and any and all modifications and extensions thereof relating to the Property;

(g)       Payments. All reserves, deferred payments, deposits, refunds, cost savings, letters of credit and payments of any kind relating to the construction, design, development, operation, occupancy, use and disposition of all or any portion of the Property;

(h)       Financing Commitments. All proceeds of any commitment by any lender to extend permanent or construction financing to Trustor relating to the Property;

(i)        Claims. All proceeds and claims arising on account of any damage to or taking of the Property or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Property;

(j)        Insurance. All policies of, and proceeds resulting from, insurance relating to the Property or any of the above collateral, and any and all riders, amendments, extensions, renewals, supplements or extensions thereof, and all proceeds thereof;

(k)       Stock. All shares of stock or other evidence of ownership of any part of the Property that is owned by Trustor in common with others, including all water stock relating to the Property, if any, and all documents or rights of membership in any owners’ or members’ association or similar group having responsibility for managing or operating any part of the Property;

(l)        Proceeds. All proceeds, whether cash, promissory notes, contract rights or otherwise, of the sale or other disposition of all or any part of the estate of Trustor pertaining to the Property now or hereafter existing thereon;

8

(m)       Sale Contracts. All sales contracts, escrow agreements and broker’s agreements concerning the sale of any or all of the Property;

including, without limiting the above items, all Accounts, Chattel Paper, Deposit Accounts, Documents, General Intangibles, Goods, Instruments, Inventory, Investment Properties, Letter of Credit Rights, Money, Payment Intangibles, Proceeds and Supporting Obligations as those terms are defined in the Uniform Commercial Code from time to time in effect in the State of California (“California Commercial Code”).

The personal property in which Beneficiary has a security interest includes goods which are or shall become fixtures on the Property, other than any trade fixtures and personal property owned by tenants or occupants other than the Trustor or persons owned or controlled by the Trustor who occupy all or a portion of the Property pursuant to leases or occupancy agreements. This Deed of Trust is intended to serve as a fixture filing pursuant to the terms of Sections 9334 and 9502 of the California Commercial Code. This filing is to be recorded in the real estate records of the county in which the Property is located. In that regard, the following information is provided:

Name of Debtor:	Capitol Station 65, LLC

Address of Debtor:	See Paragraph 6.11 hereof

Name of Secured Party:	Serene Capital Management, LLC

Address of Secured Party:	See Paragraph 6.11 hereof

1.03       MINERAL RIGHTS. Trustor hereby assigns and transfers to Beneficiary all damages, royalties and revenue of every kind, nature and description whatsoever that Trustor may be entitled to receive from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of the Property, with the right, but not obligation, in Beneficiary: (a) to receive and receipt therefor, and apply the same to the indebtedness and obligations secured hereby; and (b) the right, but not obligation, to demand, sue for and recover any such payments; provided, however, so long as there shall exist no Event of Default, Trustor shall have the right to collect and retain such payments and exercise all rights in connection therewith.

B.	Obligations Secured.

1.04       The grants, assignments and transfers made in Paragraphs 1.01, 1.02 and 1.03 and Article II hereof are given for the purpose of securing, in such order of priority as Beneficiary may determine:

(a)       Payment of the indebtedness evidenced by the Secured Super Priority Post-Petition Credit Agreement of even date herewith and any renewals, extensions, modifications or amendments thereof, in the stated principal amount of Ten Million Dollars ($10,000,000) (the “Loan Agreement”), executed by Trustor and payable to Beneficiary, together with interest thereon and late charges as provided by the Loan Agreement, which is made a part hereof by reference;

9

(b)       Payment of such further sums as Trustor or any successor in ownership hereafter may borrow from Beneficiary when evidenced by a note or notes, or other instrument, reciting it is so secured, payable to Beneficiary or order and made by Trustor or any successor in ownership, and all renewals, extensions, modifications or amendments of such note or notes;

(c)       Payment and performance of each and every obligation of Trustor contained herein;

(d)       Payment and performance of each and every other obligation of Trustor contained in the Credit Agreement; and

(e)       Performance of each agreement of Trustor contained in any other agreement which is for the purpose of further securing any indebtedness or obligation secured hereby, except for (i) any separate environmental indemnity agreement and (ii) any separate guaranty, which documents expressly are not secured by this Deed of Trust. Upon written request from Beneficiary, Trustor shall deliver an executed promissory note to Beneficiary further evidencing the indebtedness set forth in the Loan Agreement.

II.	COVENANTS OF TRUSTOR

A.	Condition and Operation of Property.

2.01       MAINTENANCE AND PRESERVATION. Trustor: (a) shall maintain, keep and preserve the Property in good condition and repair; (b) shall complete promptly and in a good and workmanlike manner any Improvement which may be now or hereafter constructed on the Property and, provided Beneficiary makes insurance proceeds, if any, available to Trustor pursuant to Paragraph 2.05 below, promptly restore in like manner any Improvement which may be damaged or destroyed thereon from any cause whatsoever and, subject to Paragraph 2.07 below, pay when due all valid claims for labor performed and materials furnished therefor; (c) shall not commit or permit any waste or deterioration of the Property; (d) shall keep and maintain abutting sidewalks, alleys, roads and parking areas in good and neat order and repair to the extent owned by Trustor or to the extent Trustor is otherwise so required by applicable law; (e) shall not take (or fail to take) any action, which if taken (or not so taken) would increase in any way the risk of fire or other hazard occurring to or affecting the Property or otherwise would materially impair the security of Beneficiary in the Property; (f) shall not abandon the Property or any portion thereof or leave the Property unprotected, unguarded, vacant or deserted; (g) shall not, without the prior written consent of Beneficiary, initiate, join in or consent to any change in any zoning ordinance, general plan, specific plan, private restrictive covenant or other public or private restriction limiting the uses which may be made of the Property by Trustor or by the owner thereof; and (h) shall secure and maintain in full force and effect all permits necessary for the use, occupancy and operation of the Property.

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2.02       COMPLIANCE WITH LAWS. Trustor shall comply with all decisions, statutes, ordinances, rulings, directions, rules, regulations, orders, writs, decrees, injunctions, permits, certificates, or other requirements of any court or other governmental authority (collectively “Legal Requirement”) now or hereafter affecting the Property or any part thereof or requiring any alteration or improvement to be made thereon or thereto. Trustor shall not commit, suffer or permit any act to be done in, upon or to the Property or any part thereof in violation of any such Legal Requirement. Notwithstanding the foregoing, Trustor shall have the right to contest the imposition of any Legal Requirement affecting the Property provided that (a) such contest is made in good faith and diligently prosecuted by Trustor to completion; (b) no action for the sale of, or the foreclosure of any lien against, the Property arising from or relating to such Legal Requirement shall have been commenced, or if such action shall have been commenced, Trustor shall have provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of any such sale or foreclosure; and (c) such contest shall not impair the security of Beneficiary in the Property or adversely affect the operation of the Property or Trustor’s business.

2.03       BOOKS AND RECORDS. Trustor shall maintain, or cause to be maintained, in the State of California, proper and accurate books, records and accounts reflecting all items of income and expense in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in connection with the operation of the Property. Upon three (3) days prior written notice to Trustor, Beneficiary, or its designee, shall have the right from time to time during normal business hours to examine such books, records and accounts and to make copies or extracts therefrom.

2.04       INSURANCE. Trustor shall at all times maintain insurance policies that comply with the insurance requirements of the Loan Agreement. The Trustor hereby irrevocably appoints the Beneficiary as its true and lawful attorney-in-fact, with full power of substitution to assign any policy in the event of the transfer of the Property to the Trustee pursuant to this Deed of Trust.

2.05       CASUALTY; CASUALTY NOTICE; INSURANCE PROCEEDS. After the happening of any casualty or event insured against under Section 2.04 or the Loan Agreement, Trustor shall give prompt written notice thereof to the Beneficiary. The proceeds of any casualty insurance and rent loss insurance shall be applied in accordance with the Loan Agreement.

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2.06       ASSIGNMENT OF PROCEEDS. Trustor hereby absolutely and unconditionally assigns to Beneficiary all insurance proceeds which it may be entitled to receive and such proceeds shall be delivered to and held by Beneficiary to be applied to Beneficiary’s expenses in settling, prosecuting or defending any insurance claim, and then to the restoration of any portion of the Property and/or the Collateral that has been damaged or destroyed to the same condition, character and value as existed prior to such damage or destruction so long as the following conditions are satisfied: (a) no Event of Default shall have occurred; (b) Beneficiary’s security is not impaired; and (c) in the event that in Beneficiary’s reasonable judgment the insurance proceeds are not sufficient to accomplish restoration, Trustor deposits with Beneficiary, within fifteen (15) days of demand by Beneficiary, the additional amounts necessary to accomplish restoration. Proceeds disbursed for restoration will be released to Trustor pursuant to disbursement procedures reasonably determined by Beneficiary in accordance with customary construction loan disbursement procedures. In the event any of the conditions set forth above are not satisfied, Beneficiary shall have the option to either apply the insurance proceeds upon any indebtedness secured hereby (but the same shall not be deemed a pre-payment) in such order as Beneficiary may determine or release such proceeds to Trustor without such release being deemed a payment of any indebtedness secured hereby, rather than to apply such proceeds to the restoration of the Property and/or the Collateral. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice. If the Property and/or the Collateral is restored at a cost less than the available insurance proceeds, then the excess may, at Beneficiary’s election, be applied by Beneficiary to any indebtedness secured hereby in such order as Beneficiary may determine (but the same shall not be deemed a pre-payment). Following an Event of Default, Beneficiary may commence, appear in, defend or prosecute any assigned claim or action, and may adjust, compromise, settle and collect all claims, proceeds and awards assigned to Beneficiary, but shall not be responsible for any failure to collect any claim, proceeds or award, regardless of the cause of the failure.

B.	Payments.

2.07       LOAN. Trustor shall pay the principal, interest and any other charges or amounts due under the Loan Agreement and this Deed of Trust (collectively, together with all other documents executed by Trustor at Beneficiary’s request in connection therewith, the “Loan Documents”) according to their terms.

2.08       LIENS. Other than Permitted Encumbrances, Trustor shall pay and promptly discharge when due, at Trustor’s cost and expense, all liens, encumbrances and charges upon the Property or any part thereof or interest therein; provided that the existence of any mechanic’s, laborer’s, materialman’s, supplier’s or vendor’s lien or right thereto shall not constitute a violation of this Paragraph 2.08 if payment is not yet due under the contract which is the foundation thereof. Trustor shall have the right to contest in good faith the validity of any such lien, encumbrance or charge, provided Trustor shall either expunge said Lien or deposit in the manner required by applicable law, a bond or other security in the statutorily-required amount and release said Lien from the Property, and provided further that Trustor shall thereafter diligently proceed to cause such lien, encumbrance or charge or be removed and discharged. If Trustor shall fail either to remove and discharge any such lien, encumbrance or charge or to deposit security in accordance with the preceding sentence, if applicable, then, in addition to any other right or remedy of Beneficiary hereunder or under any of the other Loan Documents, Beneficiary may, but shall not be obligated to, discharge the same, without inquiring into the validity of such lien, encumbrance or charge nor into the existence of any defense or offset thereto, either by paying the amount claimed to be due, or by procuring the discharge of such lien, encumbrance or charge by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law. Trustor shall, within five (5) days of demand therefor by Beneficiary, pay to Beneficiary an amount equal to all costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing right to discharge any such lien, encumbrance or charge, together with interest thereon from the date such amounts are due and payable by Trustor at the Default Rate, and such sums shall be secured hereby.

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2.09       TAXES AND IMPOSITIONS. (a) Trustor shall pay, or cause to be paid prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever accruing after May 30, 2017 including, without limitation, non-governmental levies or assessments such as maintenance charges, levies or charges resulting from covenants, conditions and restrictions affecting the Property which are assessed or imposed upon the Property, or upon Trustor as owner or operator of the Property, and which create or may create a lien upon the Property, or any part thereof, or upon any personal property, equipment or other facility used in the operation or maintenance thereof (all of the above collectively referred to as “Impositions”); provided, however, that if, by law, any such Imposition is due and payable, or may at the option of the taxpayer be paid, in installments, Trustor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

(b)       Subject to the provisions of Paragraph 2.09(c), Trustor shall deliver to Beneficiary within thirty (30) days after the date upon which any such Imposition is due and payable by Trustor, official receipts of the appropriate taxing authority, or other proof reasonably satisfactory to Beneficiary, evidencing the payment thereof.

(c)       Trustor shall have the right before any delinquency occurs to or object to the amount or validity of any such Imposition by appropriate legal proceedings, but this shall not be deemed or construed in any way as relieving, modifying or extending Trustor’s covenant to pay any such Imposition at the time and in the manner provided herein, unless Trustor has given prior written notice to Beneficiary of Trustor’s intent to so contest or object to an Imposition, and unless (i) Trustor shall demonstrate to Beneficiary’s reasonable satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (ii) Trustor shall demonstrate to Beneficiary’s reasonable satisfaction that Trustor has provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of any such sale.

(d)       All Impositions accruing up to and including May 30, 2017 shall be paid pursuant to the terms of Trustor’s anticipated Chapter 11 plan of reorganization (“Plan”).

2.10       Reserved

2.11       UTILITIES. Trustor shall pay or shall cause to be paid when due all utility charges which are incurred for the benefit of the Property or which may become a charge or lien against the Property for gas, electricity, water, or sewer services furnished to the Property and all other assessments or charges of a similar nature, whether public or private, affecting the Property or any portion thereof, whether or not such taxes, assessments or charges are or may become liens thereon. Notwithstanding the foregoing, any such utility charges accruing up to and including May 30, 2017 shall be paid pursuant to the Plan.

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2.12       REIMBURSEMENT. Trustor shall pay all reasonable out-of-pocket sums expended or expenses incurred by Trustee or Beneficiary under any of the terms of this Deed of Trust, including without limitation, any reasonable fees and expenses (including without limitation reasonable attorneys’ fees and expenses) incurred in connection with any reconveyance of the Property or any portion thereof, or to compel payment under Loan Documents in connection with any default thereunder, including, without limitation, reasonable attorneys’ fees, costs and expenses incurred in any bankruptcy or judicial or nonjudicial foreclosure proceeding, with interest from date such amounts are due and payable by Trustor at the Default Rate, and said sums shall be secured hereby.

Lender shall provide documentation of such fees and expenses to Debtor, and the Debtor shall have ten (10) business days after receipt of said documentation to dispute the reasonableness or propriety of the claimed fees and expenses (“Review Period”). Any dispute between the Debtor and Lender concerning the reasonableness or propriety of the fees and costs will be determined by the Bankruptcy Court. The Debtor shall reimburse Lender for its fees and costs promptly after expiration of the Review Period unless an objection is timely made. If an objection is timely made, the Debtor shall reimburse Lender the amount determined by the Bankruptcy Court to be properly due to Lender under this paragraph.

2.13       BENEFICIARY’S STATEMENT FEE. Trustor shall pay the reasonable amount demanded by Beneficiary or its authorized servicing agent for any statement regarding the obligations secured hereby; provided, however, that such amount may not exceed the maximum amount allowed by law at the time request for the statement is made.

C.	Condemnation; Eminent Doman.

2.14       If the Property, or any part thereof, is taken or damaged by reason of any public improvement or condemnation proceeding, or in any other similar manner, Beneficiary shall be entitled to all compensation, awards and other payments or relief therefor to which Trustor shall be entitled, and shall be entitled at its option, following an Event of Default, to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such taking or damage to the extent of the interests of Trustor therein, but Beneficiary shall not be responsible for any failure to collect any claim or award, regardless of the cause of the failure, except to the extent caused by the gross negligence or willful misconduct of Beneficiary. Trustor hereby absolutely and unconditionally assigns to Beneficiary all such compensation, awards, damages, rights of action and proceeds to which Trustor shall be entitled (the “Proceeds”) and Beneficiary shall, after deducting therefrom all its reasonable out-of-pocket expenses, including, but not limited to attorneys’ fees, apply or release the Proceeds with the same effect and as provided in Paragraph 2.06 above with respect to disposition of insurance proceeds. Trustor agrees to execute such further assignments of the Proceeds as Beneficiary or Trustee may reasonably require.

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D.	Rents and Leases.

2.15       ASSIGNMENT OF RENTS AND LEASES. In addition to any other grant, transfer or assignment effectuated hereby, and without in any manner limiting the generality of the grants in Article I hereof, Trustor hereby transfers and assigns to Beneficiary, as security for the indebtedness and obligations secured hereby, all of Trustor’s rights, title, and interest in and to: (a) all current and future leases between Trustor and any of the lessees (collectively, the “Lessees”) of any portion of the Property and all amendments, modifications, renewals and/or extensions thereof; (b) any guaranties of the Lessees’ obligations under any such leases, modifications, amendments, renewals and/or extensions; and (c) all rents, income, receipts, accounts, equitable and contract rights, security deposits, issues and profits however arising from the Property (collectively, the “Rents”). Each of said leases, together with all such modifications, amendments, renewals, extensions, guaranties and Rents shall be hereinafter referred to singularly as a “Lease” and collectively as the “Leases”. Such assignment constitutes a present absolute, irrevocable assignment to Beneficiary of all of Trustor’s rights, title and interest in and to the Leases (which term includes but is not limited to the Rents from the Property). So long as there shall exist no Event of Default, Trustor shall have the right to collect all Rents from the Property and to retain, use and operate the same.

2.16       RESERVED.

2.17       RESERVED.

2.18       RESERVED.

2.19       RESERVED.

E.	Other Rights and Obligations.

2.20       ASSIGNMENT OF CONTRACTS. In addition to any other grant, transfer or assignment effectuated hereby and without in any manner limiting the generality of the grants in Article I hereof, Trustor shall assign to Beneficiary, as security for the indebtedness and obligations secured hereby, Trustor’s interest in all agreements, contracts, licenses and permits affecting the Property in any manner whatsoever, such assignments to be made, if so requested by Beneficiary, by instruments in a form satisfactory to Beneficiary; but no such assignment shall be construed as a consent by Beneficiary to any agreement, contract, license or permit so assigned, or to impose upon Beneficiary any obligations with respect thereto.

2.21       PRESERVATION OF PROPERTY AND COLLATERAL. Trustor shall do any and all acts which, from the character or use of the Property or the Collateral, may be reasonably necessary to protect and preserve the lien, the priority of the lien and the security of Beneficiary granted herein, the specific enumerations herein not excluding the general.

2.22       MORTGAGE TAX. In the event of the passage, after the date of this Deed of Trust, of any law deducting from the material value of the Property or the Collateral for the purpose of taxation any lien thereon, or changing in any way the laws now in force for the taxation of deeds of trust or debts secured by deeds of trust, or the manner of the collection of any such taxes, so as to affect this Deed of Trust, or imposing payment of the whole or any portion of any taxes, assessments or other similar charges against the Property or the Collateral upon Beneficiary, the indebtedness secured hereby shall immediately become due and payable at the option of Beneficiary; provided, however, that such election by Beneficiary shall be ineffective if such law either: (a) shall neither impose a tax upon Beneficiary, nor increase any tax now payable by Beneficiary; or (b) shall impose a tax upon Beneficiary or increase any tax now payable by Beneficiary, and prior to the due date of such tax assessment or other similar change: (i) Trustor is permitted by law and can become legally obligated to pay such tax or the increased portion thereof (in addition to all interest, additional interest and other charges payable hereunder without exceeding the applicable limits imposed by the usury laws of the State of California); (ii) Trustor does pay such tax or increased portion; and (iii) Trustor agrees with Beneficiary in writing to pay, or reimburse Beneficiary for the payment of, any such tax or increased portion thereof when thereafter levied or assessed against the Property or the Collateral or any portion thereof. The obligations of Trustor under such agreement shall be secured hereby.

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2.23       ATTORNEYS’ FEES. Upon election of Beneficiary or Trustee so to do, employment of an attorney is authorized and Trustor shall pay all attorneys’ fees, costs and expenses in connection with any action and/or actions (including without limitation the cost of evidence or search of title), which may be brought for the foreclosure of this Deed of Trust, and/or for possession of the Property covered hereby, and/or for the appointment of a receiver, and/or for the enforcement of any covenant or right in this Deed of Trust shall be secured hereby, and Trustor shall reimburse Beneficiary for any payments made by Beneficiary therefor within five (5) days of demand by Beneficiary, together with interest thereon from the date such amounts are due and payable by Trustor at the Default Rate, and such sums shall be secured hereby.

2.24       TRANSFER OF PROPERTY; RIGHT TO DECLARE OBLIGATIONS DUE ON TRANSFER. Trustor covenants and agrees that except as may be otherwise expressly provided by the terms of the Loan Documents there shall be no transfer of all or any portion of the Land or the Property without the prior written consent of Beneficiary. Consent to one such transaction shall not be deemed to be a waiver of Beneficiary’s right to require its separate written consent to future or successive transactions. Beneficiary may grant or deny such consent in its sole and absolute discretion; and if such consent is given, any such transfer shall be subject to this Deed of Trust and the other Loan Documents, and any such transferee shall assume all obligations of the transferee hereunder and under the other Loan Documents and agree to be bound by all provisions contained herein and therein (subject to any exculpation provisions provided therein), and Trustor and such transferee shall comply in all other aspects with any requirements set forth in the Loan Documents relating to such transfer and shall furnish Beneficiary with such documentation and opinions of counsel as Beneficiary may reasonably request in connection with such transfer and assumption. Such assumption shall not, however, release Trustor or any other party from any liability to Beneficiary hereunder or under any other Loan Document except as otherwise expressly agreed in writing by Beneficiary. As used herein, a “transfer” of the Property shall include (a) any sale, agreement to sell, transfer or conveyance of the Property, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, or the lease of all or any portion of the Property, other than a Lease entered into by Trustor in accordance with the terms and conditions of this Deed of Trust; (b) except to the extent of any mineral or other subsurface rights presently held by third parties as of the date of this Deed of Trust, the use of any part of the surface, or subsurface to a depth of 500 feet below the surface, of the Land for the prospecting for, drilling for, production (including injection and other producing or withdrawal operations), mining, extraction, storing or removal of any oil, gas or other minerals whether from the Land or elsewhere; (c) any sale, transfer, hypothecation, assignment, pledge or conveyance, of any interest, in whole or in part, whether direct or indirect, voluntary, involuntary, by operation of law or otherwise in Trustor or any entity which directly or indirectly controls an interest in Trustor; (d) any transfer by way of security, including the placing or the permitting of the placing of any mortgage, deed of trust, assignment of rents or other security device on the Land or Improvements or any part thereof; and (e) any other encumbrance of the Property, except as expressly permitted hereunder or under the other Loan Documents. This covenant shall run with the Land and remain in full force and effect until all of the indebtedness secured hereby is paid in full, and Beneficiary may, without notice to Trustor, deal with any transferees with reference to the indebtedness secured hereby in the same manner as with Trustor, without in any way altering or discharging Trustor’s liability hereunder or the indebtedness secured hereby or the liability of any guarantor with respect thereto. Upon the occurrence of any transfer without the prior written consent of Beneficiary, Beneficiary may, at its option, declare all indebtedness and obligations secured hereby to be immediately due and payable without any presentment, demand, protest or notice of any kind. In the event that Beneficiary does not elect to declare such indebtedness and obligations immediately due and payable, then, unless expressly released in writing by Beneficiary, Trustor shall nevertheless remain primarily liable for all such indebtedness and obligations. This provision shall apply to each and every sale, transfer, hypothecation, encumbrance, pledge, assignment or conveyance, regardless whether or not Beneficiary has consented to, or waived, Beneficiary’s rights hereunder, whether by action or non-action in connection with any previous sale, transfer, hypothecation, encumbrance, pledge, assignment or conveyance.

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2.25       PROTECTION OF SECURITY. At the time upon the occurrence of an Event of Default and in the manner herein provided, Beneficiary, or Trustee upon written instructions from Beneficiary (the legality thereof to be determined solely by Beneficiary), may, without notice to or demand upon Trustor, without releasing Trustor from any obligation hereunder and without waiving its right to declare a default as herein provided or impairing any declaration of default or election to cause the Property to be sold or any sale proceeding predicated thereon:

(a)       Take action in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary and Trustee being authorized to enter upon and take possession of the Property and/or the Collateral for such purposes;

(b)       Commence, appear in and/or defend any action or proceedings purporting to affect the security hereof, and/or any additional or other security therefor, the interests, rights, powers and/or duties of Trustee and/or Beneficiary hereunder, whether brought by or against Trustor, Trustee or Beneficiary;

(c)       Pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which in the judgment of either may affect or appear to affect the security and/or priority of this Deed of Trust, the interest of Beneficiary or the rights, powers and/or duties of Trustee and/or Beneficiary hereunder; and

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(d)       By itself or by its agents to be appointed by it for that purpose or by a receiver appointed by a court of competent jurisdiction to enter into and upon and take and hold possession of any portion or all of the Property and/or the Collateral both real and personal, and exclude Trustor and all other persons therefrom; and to operate and manage the Property and/or the Collateral and rent and lease the same, perform such reasonable acts of repair or protection as may be reasonably necessary or proper to conserve the value thereof, and collect any and all income, Rents, issues, profits and proceeds therefrom, the same being hereby assigned and transferred to Beneficiary for the benefit and protection of Beneficiary, and from time to time apply and/or accumulate such income, Rents, issues, profits and proceeds in such order and manner as Beneficiary or such receiver in its sole discretion shall consider advisable, to or upon the following: the expense of receivership, if any, the proper costs of upkeep, maintenance, repair and/or operation of the Property and/or the Collateral, the repayment of any sums theretofore or thereafter advanced pursuant to the terms of this Deed of Trust upon the indebtedness and obligations secured hereby, the taxes and assessments upon the Property and/or Collateral then due or next to become due. The collection and/or receipt of income, Rents, issues, profits and/or proceeds by Beneficiary, its agent or receiver, after declaration of default and election to cause the Property to be sold under and pursuant to the terms of this Deed of Trust shall not affect or impair such default or declaration of default or election to cause the Property to be sold or any sale proceedings predicated thereon, but such proceedings may be conducted and sale effected notwithstanding the receipt and/or collection of any such income, Rents, issues, profits and/or proceeds. Any such income, Rents, issues, profits and/or proceeds in the possession of Beneficiary, its agent or receiver, at the time of sale and not theretofore applied as herein provided, shall be applied in the same manner and for the same purposes as the proceeds of the sale.

Neither Trustee nor Beneficiary shall be under any obligation to make any of the payments or do any of the acts referred to in this Paragraph 2.28 and any of the actions referred to in this Paragraph 2.28 may be taken by Beneficiary upon the occurrence of an Event of Default irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness secured hereby.

2.26       FINANCING AND CONTINUATION STATEMENT, AMENDMENTS, ATTORNEY IN FACT. Trustor hereby authorizes the Beneficiary to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Trustor where permitted by law. A photocopy or other reproduction of this Deed of Trust or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Trustor hereby irrevocably appoints the Beneficiary as Trustor’s attorney-in-fact, with full authority in the place and stead of Trustor and in the name of Trustor or otherwise, from time to time in the Beneficiary’s discretion, to take any action and to execute any instrument which the Beneficiary may deem necessary or advisable to accomplish the purposes of the security interest granted by Trustor herein.

2.27       FURTHER ASSURANCES. Trustor agrees to execute such documents and take such action as Beneficiary shall reasonably determine to be necessary or desirable to further evidence, perfect or continue the perfection and/or the priority of the lien and security interest granted by Trustor herein.

2.28       NOTICES TO TRUSTOR. Trustor shall comply with and promptly furnish to Beneficiary true and complete copies of any notices pertaining to the Property by any governmental authority of the United States, the State of California, or any other political subdivision in which the Property is located or which exercises jurisdiction over Trustor, and/or the Property. Trustor shall promptly notify Beneficiary of any fire or other casualty or any notice of taking or eminent domain proceeding affecting the Property.

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III.	DEFAULTS AND REMEDIES

A.	Defaults.

3.01       EVENTS OF DEFAULT. Each of the following shall constitute an “Event of Default” for purposes of this Deed of Trust:

(a)       The failure by Trustor to make any payment according to the terms, tenor, and effect of this Deed of Trust or of the Exhibits hereto, including, but not limited to, any payment of insurance premiums, penalties, taxes, payments in lieu of taxes, charges, etcetera, in each case within fifteen (15) days after receipt of written notice from the Beneficiary after the same shall become due and payable, whether at maturity, by acceleration, or otherwise;

(b)       Except as otherwise provided herein, the failure of Trustor to promptly and accurately perform any other covenant or agreement contained in this Deed of Trust and the Exhibits hereto, or in the Loan Agreement or any of the other Loan Documents, and the additional failure to cure or remedy such within a period of thirty (30) days after written notice thereof; provided, however, that if such failure cannot be remedied in such time, the Trustor shall have an additional thirty (30) days to remedy such failure as long as the Trustor commences efforts to cure within thirty (30) days and, in the reasonable determination of the Beneficiary, diligently and in good faith pursues such cure or remedy;

(c)       Any representation, warranty or certificate given or furnished by or on behalf of Trustor shall prove to be false as of the date on which the representation, warranty or certification was given; provided, however, that if any representation, warranty or certification which proves to be false is due to the Trustor’s inadvertence (as reasonably determined by the Beneficiary), the Trustor shall have a thirty (30) day opportunity, after written notice thereof, to cause such representation, warranty or certification to be full, true, and complete in every respect;

(d)       Trustor fails to pay any amount due under or pursuant to, or to perform any obligation required by or arising from the Loan Agreement or any other Loan Document and such failure continues uncured beyond any applicable grace period provided for therein or, in the absence of any such grace period, beyond a period of thirty (30) days following written notice of such failure by Beneficiary to Trustor;

(e)       Other than the Bankruptcy Case, Trustor shall file, or have filed against it, a petition of bankruptcy, insolvency or similar action pursuant to state or federal law, or shall file any petition or answer seeking, consenting to, or acquiescing in, any reorganization, arrangement, readjustment, liquidation, dissolution or similar relief, and such petition shall not have been vacated within sixty (60) calendar days after filing; or shall be adjudicated bankrupt or insolvent, under any present or future statute, law, regulation, either state or federal, and such judgment or decree is not vacated or set aside within sixty (60) calendar days after such determination;

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(f)       Trustor shall make an assignment for the benefit of creditors, or shall submit in writing its inability to pay its debts generally as they become due;

(g)       Other than pursuant to the Bankruptcy Case, Trustor consents to, or acquiesces in, the appointment of a receiver, liquidator, or trustee of itself or of the whole or any substantial part of its properties or assets;

(h)       Other than in the Bankruptcy Case, a court of competent jurisdiction enters an order, judgment or decree appointing a receiver, liquidator or trustee of the Trustor, of the whole or any substantial part of the property or assets of the Trustor, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for sixty (60) calendar days;

(i)       Any attachment, execution or other lien, whether voluntary or involuntary, including mechanics liens, is filed against the Property and is not discharged or dissolved by a bond within sixty (60) days;

(j)       Other than those existing on the Closing Date, a default shall occur with respect to any other loan secured by the Property or any other part of the Property that is not cured within any applicable cure period; and

(k)       Trustor otherwise fails to comply with the terms of this Deed of Trust, the Loan Agreement or any other Loan Document and such failure continues uncured for a period of thirty (30) days following written notice thereof by Beneficiary to Trustor.

B.	Remedies.

3.02       ACCELERATION AND FORECLOSURE. Upon the occurrence of an Event of Default hereunder, then and in each such event, Beneficiary may declare all sums secured hereby immediately due and payable either by commencing an action to foreclose this Deed of Trust as a mortgage, or by the delivery to Trustee of a written declaration of default and demand for sale and of written notice of default and of election to cause the Property to be sold, which notice Trustee shall cause to be duly filed for record in case of foreclosure by exercise of the power of sale herein. Should Beneficiary elect to foreclose by exercise of the power of sale herein, Beneficiary shall also deposit with Trustee this Deed of Trust, and such receipts and evidence of expenditures made and secured hereby as Trustee may require, and notice of sale having been given as then required by law and after lapse of such time as may then be required by law after recordation of such notice of default, Trustee, without demand on Trustor, shall sell the Property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed or deeds conveying the Property, or any portion thereof, so sold, but without any covenant or warranty, express or implied. The recitals in such deed or deeds of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee or Beneficiary may purchase at such sale.

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3.03       RESCISSION OF NOTICE. Beneficiary, from time to time before Trustee’s sale, may rescind any such notice of breach or default and of election to cause the Property to be sold by executing and delivering to Trustee a written notice of such rescission, which notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations of default and demand for sale, and notices of breach or default, and of election to cause the Property to be sold to satisfy the obligations hereof, nor otherwise affect any provision, agreement, covenant or condition of this Deed of Trust or any of the rights, obligations or remedies of the parties hereunder.

3.04       PROCEEDS OF SALE. After deducting all costs, fees and expenses of Trustee and of Trustee’s foreclosure under this Deed of Trust, including but not limited to the cost of appraisal and evidence of title in connection with sale and attorneys’ fees, Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms hereof, not then repaid, with accrued interest at the Default Rate; all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

3.05       OTHER SECURITY. If Beneficiary at any time holds additional security for any obligations secured hereby, it may enforce the terms hereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds upon the indebtedness secured hereby without affecting the status of or waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or default or any right or power whether exercised hereunder or contained herein or in any such other security.

3.06       REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by this instrument to Trustee or Beneficiary or to which any of them may be otherwise entitled may be exercised concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary, and any of them may pursue inconsistent remedies.

3.07       Reserved

IV.	COLLATERAL

4.01       BENEFICIARY’S RIGHTS AS A SECURED PARTY. With respect to the security interest granted under Paragraph 1.02 hereof, Beneficiary shall have all the rights and remedies granted to a secured party under Division 9 of the California Commercial Code (including without limitation the right to conduct a unified sale of all or any portion of the Property and the Collateral) as well as all other rights and remedies available at law or in equity. Trustor shall, upon the demand of Beneficiary, assemble all of such Collateral and make it available to Beneficiary at the Property, which is hereby agreed to be reasonably convenient to Beneficiary and Trustee. The proceeds of any sale of any portion of the Collateral shall be applied first to the expenses of Beneficiary in retaking, holding, preparing for sale, selling or similar matters, including reasonable attorney’s fees.

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4.02       TRUSTOR’S COLLECTIONS. Until Beneficiary exercises its right to collect proceeds of the Collateral pursuant hereto, Trustor will collect with diligence any and all proceeds of the Collateral. Any proceeds received by Trustor shall be in trust for Beneficiary, and, upon written request by Beneficiary, Trustor shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Beneficiary and shall deliver such collections at such time as Beneficiary may request to Beneficiary in the identical form received, properly endorsed or assigned when required to enable Beneficiary to complete collection thereof.

4.03       TRUSTOR’S OBLIGATIONS REGARDING COLLATERAL. Trustor shall: (a) upon reasonable prior notice by Beneficiary, permit representatives of Beneficiary to inspect the Collateral and Trustor’s books and records relating to the Collateral and make copies thereof and extracts therefrom and to arrange for verification of the amount of Collateral, under procedures acceptable to Beneficiary, directly with Trustor’s debtors or otherwise at Trustor’s expense; (b) promptly notify Beneficiary of any attachment or other legal process levied against any of the Collateral and any information received by Trustor relative to the Collateral, Trustor’s debtors or other persons obligated in connection therewith, which may in any way adversely affect the value of the Collateral or the rights and remedies of Beneficiary in respect thereto; (c) reimburse Beneficiary upon demand for any and all costs, including without limitation reasonable attorneys’ and accountants’ fees, and other expenses incurred in collecting any sums payable by Trustor under any obligation secured hereby, or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto; (d) notify Beneficiary of each location at which the Collateral is or will be kept, other than for temporary processing, storage or similar purposes, and of any removal thereof to a new location, including without limitation each office of Trustor at which records relating to the Collateral are kept; (e) provide, maintain and deliver to Beneficiary policies of insurance insuring the Collateral against loss or damage by such risks and in such amounts, forms and by such companies as Beneficiary may reasonably require and with loss payable to Beneficiary, and in the event Beneficiary takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Beneficiary become the sole property of Beneficiary; and (f) do all acts necessary to maintain, preserve and protect all Collateral, keep all Collateral in good condition and repair and prevent any waste or unusual or unreasonable depreciation thereof.

4.04       BENEFICIARY’S COLLECTION OF PROCEEDS. Following an event of default that Trustor fails to cure within the time periods described in section 3.01, Beneficiary may provide notice to Trustor and thereafter collect proceeds of the Collateral and may give notice of assignment to any and all of Trustor’s debtors, and Trustor does hereby irrevocably constitute and appoint Beneficiary its true and lawful attorney-in-fact to enforce in Trustor’s name or in Beneficiary’s name or otherwise all rights of Trustor in the Collateral and to do any and all things necessary and proper to carry out the purposes hereof; provided, however, Trustor shall have the right to collect, retain, use and enjoy such proceeds subject to the terms hereof and the documents securing Trustor’s obligations thereunder prior to the occurrence of any Event of Default hereunder or under any of said documents. It is hereby recognized that the power of attorney herein granted is coupled with an interest and shall not be revocable and Beneficiary shall have the right to exercise this power of attorney upon any Event of Default hereunder (Beneficiary shall promptly notify Trustor of any action taken by Beneficiary pursuant to this provision but Beneficiary’s failure to do so shall not invalidate any such act, affect any of Trustor’s obligations to Beneficiary or give rise to any right, claim or defense on the part of Trustor.)

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4.05       NO REMOVAL. No personal property covered by the security interest granted herein may be removed from the Property without the prior written consent of Beneficiary unless Trustor shall concurrently replace such personal property with similar property of equivalent value on which Beneficiary has a valid first lien.

4.06       FINANCING STATEMENTS. If required by Beneficiary at any time during the term of this Deed of Trust, Trustor will execute and deliver to Beneficiary, in form satisfactory to Beneficiary, an additional security agreement and/or financing statement covering all personal property of Trustor which may at any time be furnished, placed on, or annexed or made appurtenant to the Property and used, useful or held for use in the operation of the improvements thereon. Trustor authorizes Beneficiary to file any financing statements, continuation statements or amendments thereto describing the Collateral. Any breach of or default under such security agreement shall constitute an Event of Default.

V.	ENVIRONMENTAL COMPLIANCE

5.01       CERTAIN DEFINITIONS. For purposes of this Article V, the following terms shall have the following definitions:

(a)          Governmental Authority. “Governmental Authority” means, collectively (i) the United States; (ii) the state, county, city, and any other political subdivision having jurisdiction over Trustor or any portion of the Property; (iii) all other governmental or quasi-governmental authorities, boards, bureaus, agencies, commissions, departments, administrative tribunals, and other instrumentalities or authorities having jurisdiction over Trustor or any portion of the Property; and (iv) all judicial authorities having jurisdiction over Trustor or any portion of the Property.

(b)          Hazardous Substance. “Hazardous Substance” means any:

(A)         Substance, product, waste or other material of any nature whatsoever which is or becomes listed or regulated pursuant to any or all of the following statutes and regulations, as the same may be amended from time to time:

(A)       The Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq. (“CERCLA”);

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(B)       The Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq.;

(C)       The Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., (“RCRA”);

(D)       The Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq.;

(E)       The Clean Water Act, 33 U.S.C. Sections 1251, et seq.;

(F)       The California Hazardous Waste Control Act, California Health and Safety Code Sections 25100, et seq.;

(G)       The California Hazardous Substance Account Act, California Health and Safety Code Sections 25300, et seq.;

(H)       The California Safe Drinking Water and Toxic Enforcement Act, California Health and Safety Code Sections 25429.5, et seq.;

(I)       California Health and Safety Code Sections 25280, et seq. (pertaining to underground storage of Hazardous Substances);

(J)       The California Hazardous Waste Management Act, California Health and Safety Code Sections 25179.1, et seq.;

(K)       California Health and Safety Code Sections 25500, et seq. (pertaining to hazardous materials response plans and inventory);

(L)       The California Porter-Cologne Water Quality Control Act, California Water Code Sections 13000, et seq.;

(M)       California Civil Code Section 2929.5 (pertaining to inspections relating to hazardous substances); or

(N)       All other existing and future federal, state and local laws, ordinances, rules, regulations, orders, requirements, and decrees (in each case having the force of law) regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material;

(B)         Any substance, product, waste or other material of any nature whatsoever which may give rise to liability (x) under any of the statutes or regulations described in clauses (A) through (N) of Paragraph 5.01(b)(1) above; or (y) under any reported decisions of any state or federal court having jurisdiction over Trustor or any portion of the Property;

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(C)       Petroleum, petroleum products and by-products, gasoline or crude oil, other than petroleum and petroleum products contained within regularly operated motor vehicles; and

(D)       Asbestos or asbestos containing materials.

(c)          Hazardous Substance Laws. “Hazardous Substance Laws” means all existing and future laws, ordinances, rules, regulations, orders and requirements of all Governmental Authorities (including the statutes and regulations identified in Paragraph 5.01(b) (1) above and all licenses, permits, plans and approvals granted or issued under or pursuant to such statutes and regulations) in each case having the force of law relating to any or all of the following with respect to the Property:

(A)       Any Hazardous Substance, including the use, storage, generation, production, treatment, disposal, handling, release, discharge, transportation, repair, cleanup, remediation, removal or decontamination of any Hazardous Substance; and

(B)       The environmental conditions in, on or under any portion of the Property, including soil, air, and groundwater conditions to the extent caused by any Hazardous Substance.

(d)         Indemnified Parties. “Indemnified Parties” means Beneficiary, its loan participants and any other Person who acquires an interest in the loan and the Loan Documents pursuant to an assignment by the lender thereunder, and each of them, and each of their respective officers, directors, employees, shareholders, parent companies, subsidiaries, affiliates and successors and assigns by merger, reorganization or sale of substantially all of its assets.

(e)         Hazardous Substance Claims and Losses. “Hazardous Substance Claims and Losses” means all claims, demands, damages according to proof, liabilities, actions, causes of action, legal proceedings, administrative proceedings, suits, injuries, costs, losses, debts, liens, interest, fines, charges, penalties and reasonable out-of-pocket expenses (including reasonable attorneys’, accountants’, consultants’, and expert witness fees and costs) of every kind and nature (all of the foregoing are referred to collectively as the “Claims and Losses”) which directly or indirectly arise out of or relate to any or all of the following, but only to the extent (i) such Claims and Losses are not caused solely by the acts, negligence or tortious conduct of any or all of the Indemnified Parties; and (ii) such Claims and Losses are incurred or suffered by any of the Indemnified Parties prior to the Lien Termination Date or are asserted against any or all of the Indemnified Parties prior to the Lien Termination Date:

(A)       Any breach by Trustor of any representation, warranty or obligation contained in this Deed of Trust arising from or relating to Hazardous Substances after the expiration of any applicable grace, notice or cure periods;

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(B)       The existence, presence, use, storage, generation, production, treatment, disposal, or handling of any Hazardous Substance in, on or under any portion of the Property, whether caused by Trustor or any other Person (but excluding any Indemnified Party), including any prior owner, Lessee, or occupant of any portion of the Property;

(C)       The release (including any “release” as defined in California Civil Code Section 2929.5), discharge, or transport of any Hazardous Substance onto or from any portion of the Property, including contamination of any Surrounding Property or any natural resources (including groundwater), whether caused by Trustor or any other Person (but excluding any Indemnified Party), including any prior owner, Lessee, or occupant of any portion of the Property;

(D)       The violation of any Hazardous Substance Laws, whether by Trustor or any other Person (but excluding any Indemnified Party), including any prior owner, Lessee, or occupant of any portion of the Property or any Surrounding Property; or

(E)       To the extent required by any Hazardous Substance Laws, any repair, cleanup, remediation, removal, closure, or decontamination activity relating to any Hazardous Substance in, on or under any portion of the Property or any Surrounding Property (but only to the extent released from the Property with respect to the Surrounding Property), including any preparation for and investigation, testing, and monitoring relating to any such activity; or

(F)       Any personal injury, death, or property damage resulting from or relating to any or all of the matters described in clauses (A) through (F) above.

(f)           Lien Termination Date. “Lien Termination Date” means with respect to any part of the Property, the earlier to occur of the following dates: (i) the date on which Beneficiary or any other Person acquires title to such part of the Property as a result of a foreclosure or deed in lieu of foreclosure under the Deed of Trust or otherwise; (ii) the date on which Beneficiary reconveys such part of the Property under the Deed of Trust; or (iii) the date on which all obligations secured hereby have been fully satisfied.

(g)          Person. “Person” means any natural person or entity, including any corporation, partnership, joint venture, trust, unincorporated organization, trustee or Governmental Authority.

(h)          Surrounding Property. “Surrounding Property” means all real property which is located adjacent to any part of the Property.

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5.02       COMPLIANCE WITH HAZARDOUS SUBSTANCE LAWS. Trustor shall comply with all Hazardous Substance Laws. Without limiting the generality of the preceding sentence, Trustor shall not cause or permit (a) the existence, presence, use, storage, generation, production, treatment, disposal, or handling of any Hazardous Substance in, on, or under the Property, whether such activities are conducted by Trustor or any other Person, including any Lessee or occupant of the Property, including the installation of any underground storage tanks or facilities for the deposit or storage of any Hazardous Substances, in violation of any Hazardous Substance Laws; or (b) the release or discharge of any Hazardous Substance or the transportation or any Hazardous Substance onto or from the Property, including the contamination of any Surrounding Property or any natural resources, including groundwater, in violation of any Hazardous Substance Laws.

5.03       ENVIRONMENTAL ASSESSMENT. Within thirty (30) days after the occurrence of any of the following events, Trustor shall cause to be prepared and delivered to Beneficiary, at Trustor’s expense, an environmental site assessment and report for the Property, or an update of any such environmental site assessment and report which has previously been prepared by or for Trustor, prepared by a qualified, state-registered, professional environmental auditor acceptable to Beneficiary (the “Assessment Report”): Beneficiary has learned of or reasonably suspects (a) the existence, presence, use, storage, handling, generation, production, treatment, disposal or handling of any Hazardous Substance in, on, under or about the Property except as otherwise permitted hereunder; (b) the release, discharge or transport of any Hazardous Substance onto or from the Property except as otherwise permitted hereunder; or (c) the threatened release, discharge, or transport of any Hazardous Substance onto or from the Property.

5.04       CONTENTS OF ASSESSMENT REPORT. If specifically and reasonably requested by Beneficiary, each Assessment Report shall include the following information: (a) a description of the presence, character, location or amount of Hazardous Substances in, on, or under the Property; (b) a review and audit of all books, records, permits, notices, citations, orders and other data and information in the possession or control of Trustor (to the extent not privileged or confidential) relating to Hazardous Substances in, on or under the Property or any Surrounding Property, including historical data and information (if such data and information is not covered in any prior Assessment Report received by Beneficiary); (c) a review and report on any records or listings of any Governmental Authority concerning Hazardous Substances in, on or under the Property or any Surrounding Property; (d) an investigation and report on the history of ownership and use of the Property or any Surrounding Property, unless covered in any prior Assessment Report received by Beneficiary; (e) a report of interviews with the current Lessees and occupants, if any, of the Property concerning their use of the Property; (f) an evaluation of the likelihood of any soil or groundwater contamination resulting from any Hazardous Substances in, on or under the Property or any Surrounding Property; and (g) such other information or recommendations as Beneficiary may reasonably require.

5.05       REMEDIAL ACTIONS BY TRUSTOR. If the existence, presence, use, storage, generation, production, treatment, disposal, or handling of any Hazardous Substance in, on or under the Property, or the release, discharge, or transport of any Hazardous Substance onto or from the Property (a) gives rise to any Hazardous Substance Claims and Losses; (b) causes or reasonably threatens to cause a significant public health effect; or (c) pollutes or reasonably threatens to pollute the environment in violation of any Hazardous Substance Laws, then in any of such circumstances, Trustor shall, subject to Paragraph 5.09 below, promptly commence and diligently prosecute all actions and proceedings which are necessary or appropriate (i) to repair, cleanup, remediate, and decontaminate the Property and any Surrounding Property with respect to such Hazardous Substances (but only to the extent legally obligated and permitted to do so); and (ii) to mitigate any exposure to liability by Trustor or Beneficiary with respect to such Hazardous Substances.

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5.06       INDEMNITY. Trustor shall indemnify and hold Beneficiary and the other Indemnified Parties harmless from and against any and all Hazardous Substance Claims and Losses. Any amounts paid or required to be paid by any Indemnified Party in connection with any Hazardous Substance Claims and Losses (a) shall be due and payable by Trustor to such Indemnified Party within five (5) days of such Indemnified Party’s demand (which demand shall be accompanied by evidence in reasonable detail of such amounts by the Indemnified Party); and (b) shall bear interest from the date such amounts are due and payable by Trustor at the Default Rate. Notwithstanding anything to the contrary contained in this Deed of Trust, Trustor’s obligations under this Paragraph 5.06 shall survive and remain effective (i) following the repayment of the obligations secured by this Deed of Trust and the reconveyance of the Property under this Deed of Trust; and (ii) following any foreclosure, deed in lieu of foreclosure, or similar proceeding through which Beneficiary or any other Person obtains title to the Property. Without limiting any of the terms of the Loan Documents, each of the Indemnified Parties, in its reasonable discretion (x) shall have the right to select, retain and direct attorneys, accountants, consultants, and experts acceptable to such Indemnified Party to represent or advise it in connection with any of the Hazardous Substance Claims and Losses (provided, however, that each of the Indemnified Parties shall cooperate with Trustor to avoid any unreasonable duplication of efforts and unnecessary costs and expenses, and until an Event of Default occurs, Trustor, subject to the reasonable approval of the Indemnified Parties, may hire and engage such parties and shall take the lead in all matters), and all reasonable out-of-pocket costs, fees expenses and advances made or incurred by such Indemnified Party in connection therewith shall be deemed to be included in the Hazardous Substance Claims and Losses; and (y) following the occurrence of an Event of Default, shall have the right to settle, compromise, adjust, and pay any or all of the Hazardous Substance Claims and Losses asserted against or incurred or suffered by it for such amounts and on such terms as the Indemnified Party may reasonably determine. Nothing contained in this Deed of Trust shall be deemed to obligate any Indemnified Party to pay any Hazardous Substance Claims and Losses.

5.07       NO IMPAIRMENT OF TRUSTOR’S INDEMNIFICATION OBLIGATIONS. Trustor’s indemnification obligations under Paragraph 5.06 above shall not be impaired, diminished, or otherwise affected in any way as a result of any information, data, documents, or notice given to or received or obtained by any Indemnified Party regarding or relating to the release, threatened release, presence, existence, character, or magnitude of any Hazardous Substances in, on or under the Property or any Surrounding Property. Each Indemnified Party shall provide Trustor on a prompt basis all notices and information received by such party (to the extent not privileged or confidential) with respect to Hazardous Substance Claims and Losses.

5.08       NOTICES. Promptly upon receipt by Trustor, Trustor shall deliver complete and accurate copies of all notices, correspondence, and information which Trustor receives from or forwards to any Governmental Authority (but only to the extent not privileged or confidential) regarding (a) any Hazardous Substance in, on or under the Property or the Surrounding Property; or (b) any actions instituted or threatened by any such Governmental Authority concerning any Hazardous Substance which affects or may affect the Property or any Surrounding Property. Trustor shall promptly notify Beneficiary in writing of (i) any written information that Trustor obtains regarding any Hazardous Substance in, on or under the Property or the Surrounding Property (to the extent not privileged or confidential); (ii) any written information that Trustor obtains regarding the release, discharge, or transport of any Hazardous Substance onto or from the Property or any Surrounding Property (to the extent not privileged or confidential); or (iii) any Hazardous Substance Claims and Losses of which Trustor receives written notice. Upon one (1) day’s prior notice to Trustor, Beneficiary, or its designee, shall have the right from time to time during normal business hours to examine and make copies thereof of all books and records (to the extent not privileged or confidential) of Trustor relating to Hazardous Substances in, on or about the Property or any Surrounding Property.

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5.09       NOTICE TO BENEFICIARY OF REMEDIAL ACTIONS. As soon as reasonably possible prior to (a) taking any action in response to the existence, presence, use, storage, generation, production, treatment, disposal, or handling of any Hazardous Substance in, on, under or about the Property or any Surrounding Property, or to the release, discharge, or transport of any Hazardous Substance onto or from the Property; or (b) entering into any settlement agreement, consent decree, or other compromise or agreement regarding any Hazardous Substance Claims and Losses (such agreements and decrees are referred to collectively as “Hazardous Substance Agreements”), Trustor shall provide Beneficiary with a written notice (the “Remediation Notice”) describing in reasonable detail the action proposed to be taken by Trustor or the nature of the Hazardous Substance Agreement to be entered into by Trustor as described in clauses (a) and (b) of this Paragraph. Beneficiary, at its option, shall have the right to notify Trustor of any reasonable objections which Beneficiary has with respect to any matter described in the Remediation Notice. In the event of any such objection by Beneficiary, Trustor (i) shall not take the actions described in the Remediation Notice as to which Beneficiary has objected; and (ii) shall take such actions as may be reasonably required by Beneficiary to address and resolve Beneficiary’s objections. If Beneficiary fails to give Trustor written notice of any such objections and its reasons therefor by Beneficiary within ten (10) days after Beneficiary’s receipt of the Remediation Notice, Trustor may proceed to take the actions described in the Remediation Notice; provided, however, that neither Beneficiary’s failure to object, in whole or in part, to any proposed action described in any Remediation Notice, nor any communication between Beneficiary and Trustor relating to any such proposed action, shall constitute or be construed as Beneficiary’s approval of any such actions, unless Beneficiary consents thereto in writing. Trustor shall have the sole responsibility for all aspects of Trustor’s business and the development, use, ownership, operation, maintenance, and repair of the Property, including (A) the suitability and adequacy of any proposed actions described in any Remediation Notice; and (B) the suitability and adequacy of any other action taken by Trustor with respect to the existence, presence, use, storage, generation, production, treatment, disposal, or handling of any Hazardous Substance in, on, under or about the Property or any Surrounding Property or the release, discharge, or transport of any Hazardous Substance onto or from the Property. Without limiting any of the terms of the Loan Documents, Trustor agrees that Beneficiary shall not be liable or responsible in any way or under any circumstances to Trustor or any other Person within Trustor’s control for any or all of the matters described in clauses (a) and (b) of this Paragraph. Trustor shall not be required to provide Beneficiary with a Remediation Notice pursuant to this Paragraph if Trustor reasonably determines that (x) immediate action is reasonably required in connection with any matter described in clauses (a) or (b) of this Paragraph and it is not practical to give Beneficiary the Remediation Notice prior to taking such action; or (y) the matter described in clauses (a) or (b) of this Paragraph for which a Remediation Notice would otherwise be required does not adversely affect the Property or Trustor’s ability to perform its obligations under the Loan Documents. Under such circumstances, Trustor shall provide Beneficiary with written notice of any such action taken by Trustor as soon as reasonably practicable. If Trustor breaches any of its obligations under this Article V, Beneficiary, at its option and its sole and absolute discretion, but without any obligation whatsoever to do so and following the expiration of any applicable grace, notice or cure periods, may enter upon the Property and take any or all actions which Trustor was obligated to take and which Beneficiary determines to be necessary or appropriate (1) to repair, cleanup, remediate, or decontaminate the Property and any Surrounding Property with respect to any Hazardous Substances; and (2) to mitigate any exposure to Hazardous Substance Claims and Losses by Beneficiary with respect to any Hazardous Substances.

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5.10        DEFENSE OF ACTIONS AND PROTECTION OF SECURITY BY BENEFICIARY. If an Event of Default has occurred, Beneficiary shall have the right, but not the obligation, to appear in and defend any action or proceeding, whether commenced by or against Trustor or any other Person, relating to any Hazardous Substance Claims and Losses. Beneficiary shall have the right to incur and pay all reasonable costs, fees, expenses and liabilities that Beneficiary determines to be reasonably necessary or appropriate in connection with any such action or proceeding, and all such costs, fees, expenses and liabilities incurred or paid by Beneficiary (a) shall be due and payable by Trustor to Beneficiary on Beneficiary’s demand (which demand shall be accompanied by evidence in reasonable detail of the expenditures made by Beneficiary); (b) shall constitute additional indebtedness of Trustor to Beneficiary; and (c) shall bear interest from the date such amounts are due and payable at the Default Rate. Nothing contained in this Deed of Trust shall be deemed to obligate Beneficiary to make any appearance in or defend any action or proceeding.

5.11       INSPECTION; APPOINTMENT OF RECEIVER. Beneficiary, acting directly through its authorized agents or through a court-appointed receiver, shall have the right to enter upon and inspect the Property for the purpose of determining the existence, character, and magnitude of any Hazardous Substances in, on or under the Property. Such entry by Beneficiary shall be made during normal business hours and upon not less than twenty-four (24) hours prior written notice by Beneficiary to Trustor, except when Beneficiary in good faith determines that an emergency exists, in which case Beneficiary shall have the right to enter upon the Property without notice and at such different times as Beneficiary in good faith determines may be necessary or appropriate for the protection of Beneficiary’s interests. In connection with the foregoing, Beneficiary shall use reasonable efforts not to disturb any of the occupants or tenants of the Property. Whether or not Beneficiary has elected to accelerate any or all of the obligations secured by this Deed of Trust, and if an Event of Default exists, Beneficiary shall have the absolute and unconditional right to apply to any court of competent jurisdiction and obtain the appointment of a receiver or receivers to enforce Beneficiary’s inspection rights relating to Hazardous Substances as authorized by California law, including in accordance with the provisions of California Code of Civil Procedure Section 564(c). If Beneficiary obtains the appointment of a receiver under any of the terms of this Deed of Trust or applicable law, Beneficiary, in its sole and absolute discretion, shall have the right to seek and obtain a court order authorizing the receiver (a) to operate and maintain the Property and take custody of all Rents and Profits and use and apply the Rents and Profits in order to repair, cleanup, remediate, and decontaminate the Property with respect to any Hazardous Substances existing in violation of any Hazardous Substance Laws, and bring the Property into compliance with Hazardous Substance Laws; (b) to take any other action necessary or appropriate to ensure the Property’s compliance with Hazardous Substance Laws, including the retention of consultants and contractors and negotiations with Governmental Authorities; and (c) to incur such other obligations and take such other actions as are ordinarily incurred by owners of real property, without any personal liability on the part of the receiver. Beneficiary shall have no obligation or duty of any kind to enter on or inspect the Property or to examine or review any of Trustor’s books and records relating to any Hazardous Substances. All such inspections and reviews by Beneficiary, including Beneficiary’s review of any Assessment Report or proposed plan of testing, monitoring, cleanup or remediation, shall be for Beneficiary’s sole benefit and not for the benefit of Trustor or any other Person. No inspection of the Property by Beneficiary shall constitute or be construed as a representation or determination by Beneficiary that the Property complies with any Hazardous Substance Laws or that Hazardous Substances are or are not present in, on or under the Property or any Surrounding Property. All information prepared by or for Beneficiary in connection with the exercise of its rights under this Deed of Trust shall at all times be and remain Beneficiary’s property, and Beneficiary shall have no obligation to disclose or otherwise make such information available to Trustor or any other Person, except as otherwise required by applicable law.

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5.12       ENVIRONMENTAL PROVISIONS. For purposes of this Deed of Trust, the term “Environmental Provisions” means, collectively, all of the terms of this Article V. All Environmental Provisions contained in the Loan Documents shall be deemed to constitute “environmental provisions” within the meaning of California Code of Civil Procedure Section 736(f)(2).

5.13       BENEFICIARY’S RIGHT TO BRING SEPARATE ACTIONS TO ENFORCE ENVIRONMENTAL PROVISIONS. Upon the occurrence of an Event of Default, Trustor agrees that Beneficiary and the other Indemnified Parties shall each have the right to commence and prosecute one or more separate actions (a) for Trustor’s breach of any Environmental Provisions; (b) for the recovery of damages based upon any such breach; (c) for enforcement of any of the Environmental Provisions, including Trustor’s obligation to indemnify the Indemnified Parties with respect to Hazardous Substance Claims and Losses; and (d) for injunctive relief enforcing any or all of the Environmental Provisions, including an action in accordance with the provisions of California Code of Civil Procedure Section 736. No such separate action shall in any way be deemed to be an “action” within the meaning of California Code of Civil Procedure Section 726(a) or constitute a money judgment for a deficiency or a deficiency judgment within the meaning of California Code of Civil Procedure Sections 580a, 580b, 580d, or 726(b), respectively. Trustor agrees that Beneficiary shall have the right to bring one or more actions under this Paragraph without acceleration of the obligations secured by this Deed of Trust or commencement of foreclosure proceedings under this Deed of Trust.

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5.14       WAIVER OF LIEN AT BENEFICIARY’S SOLE OPTION. Upon the occurrence of an Event of Default, Beneficiary, at its option and in its sole and absolute discretion, but without any obligation whatsoever to do so, shall have the right (a) to waive its lien against all or part of the Property, to the extent such property is environmentally impaired, in accordance with California Code of Civil Procedure Section 726.5; and (b) to exercise any and all rights and remedies of an unsecured creditor against Trustor and all of Trustor’s assets and property, including seeking an attachment order under California Code of Civil Procedure Section 483.010. As between Beneficiary and Trustor, for purposes of California Code of Civil Procedure Section 726.5, Trustor shall have the burden of proving that Trustor or any party related to Trustor (or any affiliate or agent of Trustor or any such related party) did not knowingly or negligently cause or contribute to, or knowingly or willfully permit or acquiesce in, the release or threatened release of the Hazardous Substances which caused the environmental impairment of the Property. Nothing contained in this Deed of Trust shall be deemed to obligate Beneficiary to exercise any election that Beneficiary may have under California Code of Civil Procedure Section 726.5.

5.15       ARBITRATION REGARDING ENVIRONMENTAL IMPAIRMENT. If a dispute between Beneficiary and Trustor arises with respect to the issue of whether or not all or part of the Property is “environmentally impaired” within the meaning of California Code of Civil Procedure Section 726.5(e)(3), then either Beneficiary or Trustor, at its option and in its sole and absolute discretion, may elect by written notice to the other party to have such dispute resolved and settled by arbitration on the following terms and conditions:

(a)       American Arbitration Association Rules. The arbitration shall be determined by three (3) arbitrators (the “Arbitrators”) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the decision rendered by the Arbitrators in such proceeding may be entered in any court of competent jurisdiction.

(b)       Procedure. In the arbitration proceeding, the provisions of California Code of Civil Procedure Section 1283.05, or any successor or amended statute or law containing similar provisions, shall be applicable. The hearing on the matter shall be heard in San Mateo, California. The judgment upon the decision rendered in any such arbitration shall be final and binding on the parties. The Arbitrators shall use their reasonable efforts to render a decision in such arbitration proceeding as expeditiously as possible and, in any event, within ninety (90) days after written notice of intention to arbitrate has been given by Beneficiary to Trustor or Trustor to Beneficiary, as the case may be. The Arbitrators shall have the power and authority to render a decision solely with respect to the issue of whether or not the Property, or the portion thereof which is the subject of the arbitration proceeding, is “environmentally impaired” within the meaning of California Code of Civil Procedure 726.5(e)(3). The Arbitrators shall render their decision in writing and shall cause a copy of such decision to be provided to the parties.

(c)       Costs. All costs and expenses of any arbitration proceeding, excluding attorneys’ fees, shall be shared equally by Beneficiary and Trustor. Each party shall bear its own attorneys’ fees; provided, however (i) that if the Arbitrators determine that the Property is environmentally impaired under California Code of Civil Procedure Section 726.5(e)(3), Trustor shall pay all costs and expenses of Beneficiary in the arbitration proceeding, including reasonable attorneys’ fees and costs incurred by Beneficiary; and (ii) that if the Arbitrators determine that the Property is not environmentally impaired under California Code of Civil Procedure Section 726.5(e)(3), Beneficiary shall pay all costs and expenses of Trustor in the arbitration proceeding, including reasonable attorneys’ fees and costs incurred by Trustor.

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5.16       WARRANTIES AND REPRESENTATIONS BY TRUSTOR. Trustor represents and warrants to Beneficiary as of the date hereof that, to Borrower’s knowledge, after due inquiry and investigation:

(a)          No Hazardous Substances.

(i)       The Property does not contain any Hazardous Substances, and no underground storage tanks or underground deposits of Hazardous Substances are or previously have been located on the Property; and

(ii)       Trustor is in compliance with all Hazardous Substance Laws relating to the Property and the use of the Property, including those relating to disclosure to Lessees of the Property.

(b)          No Hazardous Substance Release. No Hazardous Substance is being or has been released or discharged onto or from the Property in violation of applicable Hazardous Substance Laws;

(c)          Hazardous Substance Litigation. There is no pending or threatened action or proceedings before any Governmental Authority in which any Person alleges the existence, presence, release, threat of release, placement on, under or about the Property, or the use, manufacture, handling, generation, storage, treatment, discharge, burial or disposal in, on, under or about the Property, or the transportation to or from the Property of any Hazardous Substance;

(d)          Notices from Governmental Authorities. Trustor has not received any notice and has no knowledge that any Governmental Authority has determined or threatens to determine that (i) any Hazardous Substance exists or is present in, on or under the Property in violation of any Hazardous Substance Laws; (ii) any Hazardous Substance is being stored, generated, produced, treated, disposed of, or handled in, on or under the Property in violation of any Hazardous Substance Laws; or (iii) any Hazardous Substance has been or is being released, discharged, or transported onto or from the Property in violation of any Hazardous Substance Laws;

(e)          Agreements Regarding Hazardous Substances. There have been no written communications or agreements between Trustor and any Governmental Authority or any other Person, including any prior owners of the Property, relating in any way to the presence, release, threat of release, placement on, under or about the Property, or the use, manufacture, handling, generation, storage, treatment, discharge, burial or disposal in, on, under or about the Property, or the transportation to or from the Property, of any Hazardous Substance; and

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(f)          Border Zone Property. Neither Trustor nor any other Person, including any prior owner, Lessee, or occupant of the Property, has discovered any occurrence or condition on any Surrounding Property that could reasonably cause the Property to be classified as “border zone property” under the provisions of California Health and Safety Code Sections 25220, et seq., or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Hazardous Substances Law.

VI.	MISCELLANEOUS PROVISIONS

6.01       NOTICES. All notices, requests, demands, approvals, or other communications given hereunder or in connection with this Deed of Trust shall be in writing and shall be deemed given when delivered by hand or sent by registered or certified mail, return receipt requested, addressed as follows:

If to Beneficiary:	SERENE INVESTMENT MANAGEMENT, LLC

c/o 366 Development LLC

3065 Rosecrans Place, Suite 205

San Diego, California 92110

If to Trustor:	CAPITOL STATION 65, LLC

c/o First Capital Real Estate Trust, Inc.

Attn: Suneet Singal

60 Broad Street, 34th Floor

New York, NY 10004

6.02       NO WAIVER. No consent or waiver, express or implied, by the Beneficiary to or of any default by the Trustor shall be construed as a consent or waiver to or of any other default at the same time or upon any future occasion. By accepting payment of any sum secured hereby after its due date or in an amount less than the sum due, Beneficiary does not waive its rights either to require prompt payment when due of all other sums so secured or to declare a default as herein provided for failure to pay the total sum due.

6.03       AMENDMENT. This Deed of Trust can be amended or otherwise altered, terminated or discharged only by a writing signed by the party to be charged therewith.

6.04       PARTIAL INVALIDITY. In case any one or more of the provisions of this Deed of Trust are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Deed of Trust.

6.05       HEADINGS. This Deed of Trust shall inure to the benefit of and be binding upon the Trustor and the Beneficiary and their respective representatives, successors and assigns. The terms “Trustor” and “Beneficiary” shall include all subsequent holders of their respective right, title and interest under this Deed of Trust, the Loan Agreement and each other Loan Document, and Beneficiary may assign this Deed of Trust, the Loan Agreement and any other Loan Document to a third party without Trustor’s consent. Headings are only for convenience of reference and do not alter the meaning of any section.

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6.06       TRUSTEE’S POWERS. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any person for payment of all or any portion of the indebtedness secured hereby or the effect of this Deed of Trust upon the remainder of the Property, Trustee may (a) reconvey any part of the Property; (b) consent in writing to the making of any map or plat thereof; (c) join in granting any easement thereon, or (d) join in any extension agreement or any agreement subordinating the lien or charge hereof.

6.07       BENEFICIARY’S RIGHT TO ENTER, INSPECT AND CURE. Beneficiary is authorized by itself, its contractors, agents, employees or workmen, upon 24 hours advance notice to enter at any reasonable time upon any part of the Property for the purpose of inspecting the same, and for the purpose of performing any of the acts it is authorized to perform under the terms of this Deed of Trust.

6.08       SUCCESSORS IN INTEREST. This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

6.09       AFFIDAVIT TO TRUSTEE. Trustee, upon presentation to it of an affidavit signed by or on behalf of Beneficiary, setting forth any fact or facts showing a default by Trustor under any of the terms or conditions of this Deed of Trust, is authorized to accept as true and conclusive all facts and statements in such affidavit and to act hereunder in complete reliance thereon.

6.10       TRUSTEE’S ACCEPTANCE. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. The trust created hereby is irrevocable by Trustor.

6.11       NO OBLIGATION TO NOTIFY. Trustee shall be under no obligation to notify any party hereto of any action or proceeding of any kind in which Trustor, Beneficiary and/or Trustee shall be a party, unless brought by Trustee, or of any pending sale under any other deed of trust.

6.12       SUBSTITUTION OF TRUSTEE. Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary and recorded in the county or counties where the Property is located, substitute a successor or successors for the Trustee named herein or acting hereunder.

6.13       NOTICE TO TRUSTOR. Trustor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to Trustor at the address set forth above.

6.14       RECONVEYANCE. Upon written request of Beneficiary stating that all sums and obligations secured hereby have been satisfied and upon surrender to Trustee of this Deed of Trust for cancellation and retention and upon payment of its fees, Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.” [In addition, Beneficiary will permit partial reconveyances of portions of the Real Property as provided in the Loan Agreement.]

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6.15       RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without affecting the liability or obligations of any person, including Trustor, for the performance of any obligations secured hereby (excepting only any person or property otherwise expressly released in writing by Beneficiary), Beneficiary may from time to time and without notice release any person liable for payment of any of said indebtedness or the performance of any of said obligations, extend the time of payment or otherwise alter the terms of any of said obligations, accept additional security therefor of any kind, including trust deeds or mortgages, or alter, substitute or release any property (including the Property) securing said obligations.

6.16       GOVERNING LAW. This Deed of Trust shall be construed and enforced in accordance with the laws of the State of California.

6.17       COUNTERPARTS. This Deed of Trust may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the date set forth above.

WITNESS:	trustor:
CAPITOL STATION 65, LLC, a California
limited liability company

Cindy Campbell	By: Capitol Station Member, LLC, a Delaware
limited liability company, its Manager
By: Capitol Station Holdings, LLC, a California
limited liability company, its Manager
By: Township Nine Owner, LLC, a Delaware
limited liability company, its Member
By: First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership, its Manager
By: First Capital Real Estate Trust, Incorporated, a Maryland corporation, its General Partner

	By:	/s/ Suneet Singal
Name: Suneet Singal
Title: Chief Executive Officer, Treasurer,
Secretary, and Chairman of the Board of the
Board of First Capital Real Estate Trust, Inc.

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STATE OF CALIFORNIA

COUNTY OF __________________

On _________________ before me, ______________________________________

personally appeared ___________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

[SEE ATTACHED CALIFORNIA ACKNOWLEDGMENT]

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EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

THE LAND DESCRIBED HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF SACRAMENTO, CITY OF SACRAMENTO, AND IS DESCRIBED AS FOLLOWS:

Lots 1, 2, 3, 5, 6 and 7, Lots A, B, and Designated Remainder 1 and Designated Remainder 2, as shown on the "Final Map of Township 9-Phase 1, Subdivision No. P10-036", filed November 13, 2012, in Book 378 of Maps, Map No. 1, records of Sacramento County.

APNs: 001-0020-056, 057, 058, 060, 061, 062, 063, 064, 066 and 067.

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